UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CORNERSTONE THERAPEUTICS INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CORNERSTONE THERAPEUTICS INC.
1255 CRESCENT GREEN DRIVE, SUITE 250
CARY, NORTH CAROLINA 27518

April 24, 2009

Dear Fellow Stockholders:

I am pleased to invite you to join us for the Cornerstone Therapeutics Inc. 2009 Annual Meeting of Stockholders to be held on May 28, 2009 at 2:00 p.m., local time, at The Umstead Hotel and Spa, 100 Woodland Pond, Cary, NC 27513. Details about the meeting, the nominees for the Board of Directors and other matters to be acted on are presented in the Notice of 2009 Annual Meeting of Stockholders and Proxy Statement that follow.

In addition to Annual Meeting formalities, we will report to stockholders generally on Cornerstone Therapeutics Inc.’s business, and will be pleased to answer stockholders’ questions relating to Cornerstone Therapeutics.

We hope you plan to attend the Annual Meeting. Please exercise your right to vote by signing, dating and returning the enclosed proxy card as described in the Proxy Statement, even if you plan to attend the meeting. You may also vote by proxy over the Internet or by telephone.

On behalf of Cornerstone Therapeutics’ Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Yours sincerely,

Craig A. Collard
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE CORNERSTONE THERAPEUTICS THE EXPENSE OF ADDITIONAL SOLICITATION.

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 28, 2009
PROXY STATEMENT
STOCK OWNERSHIP INFORMATION
PROPOSAL ONE -- ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION
Summary Compensation Table
PROPOSAL TWO -- APPROVAL OF THE 2004 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED
PROPOSAL THREE -- RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
SOLICITATION OF PROXIES
REVOCATION OF PROXY
STOCKHOLDER PROPOSALS
DIRECTIONS TO OUR ANNUAL MEETING AT THE UMSTEAD HOTEL AND SPA
APPENDIX A

CORNERSTONE THERAPEUTICS INC.
1255 CRESCENT GREEN DRIVE, SUITE 250
CARY, NORTH CAROLINA 27518

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 28, 2009

To our stockholders:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders of Cornerstone Therapeutics Inc. will be held on May 28, 2009 at 2:00 p.m., local time, at The Umstead Hotel and Spa, 100 Woodland Pond, Cary, NC 27513. At the annual meeting, stockholders will consider and vote on the following matters:

1. The election of two (2) members to our board of directors to serve as Class II directors for a term of three years.

2. The approval of the 2004 Stock Incentive Plan, as amended and restated, to, among other things, increase the number of shares authorized for issuance under the 2004 Stock Incentive Plan and increase the number of shares that may be granted to a participant in a calendar year.

3. The ratification of the selection by the Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Stockholders also will consider and vote on any other matters as may properly come before the annual meeting or any adjournment thereof. Our board of directors has no knowledge of any other matters which may come before the meeting.

Stockholders of record on March 30, 2009 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.

We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please complete, date, sign and promptly return the enclosed proxy card whether or not you expect to attend the annual meeting. A postage-prepaid envelope, addressed to BNY Mellon Shareowner Services, our transfer agent and registrar, has been enclosed for your convenience. You may also vote by proxy over the Internet or by telephone. If you attend the meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

Scott B. Townsend, Esq.
Secretary

Cary, North Carolina
April 24, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE OVER THE INTERNET, BY TELEPHONE OR BY MAIL.

CORNERSTONE THERAPEUTICS INC.
1255 CRESCENT GREEN DRIVE, SUITE 250
CARY, NORTH CAROLINA 27518

PROXY STATEMENT

For the 2009 Annual Meeting of Stockholders
To Be Held On May 28, 2009

This proxy statement and the enclosed proxy card are being furnished in connection with the solicitation of proxies by the board of directors of Cornerstone Therapeutics Inc. for use at the 2009 Annual Meeting of Stockholders to be held on May 28, 2009 at 2:00 p.m., local time, at The Umstead Hotel and Spa, 100 Woodland Pond, Cary, NC 27513, and any adjournment thereof.

All proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by attending the meeting and voting in person, delivering written notice of revocation of your proxy to our Secretary at any time before voting is closed or timely submitting another signed proxy card bearing a later date or new voting instructions by telephone or over the Internet as described below.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2008 is being mailed to stockholders with the mailing of these proxy materials on or about April 24, 2009.

Important Notice Regarding the Availability of Proxy Materials
For the Stockholder Meeting to Be Held on May 28, 2009

The annual report and proxy statement will also be available on the Internet at
www.proxydocs.com/crtx

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Cornerstone Therapeutics Inc., Attention of David Price, Executive Vice President, Finance, and Chief Financial Officer, 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518; telephone: 1 (888) 466-6505.

Cornerstone Merger

On October 31, 2008, we completed a reverse merger, or the Merger, in which one of our wholly owned subsidiaries merged with Cornerstone BioPharma Holdings, Inc., or Cornerstone BioPharma, such that Cornerstone BioPharma became our wholly owned subsidiary, and we changed our name from Critical Therapeutics, Inc. to Cornerstone Therapeutics Inc. In connection with the Merger, we issued approximately 8.0 million shares of our common stock (after taking into account the reverse stock split we effected immediately prior to the closing of the Merger) to Cornerstone BioPharma stockholders in exchange for their shares of Cornerstone BioPharma common stock, and we assumed all of the stock options and warrants of Cornerstone BioPharma outstanding as of October 31, 2008. Immediately following the closing of the Merger, therefore, former Cornerstone BioPharma stockholders, optionholders and warrant holders owned beneficially owned, directly or indirectly, approximately 70% of our common stock, and former Critical Therapeutics stockholders owned approximately 30%, of our common stock, after giving effect to shares issuable pursuant to outstanding options and warrants held by Cornerstone BioPharma’s stockholders immediately prior to the effective time of the merger, but without giving effect to any shares issuable pursuant to outstanding options and warrants held by Critical Therapeutics’ stockholders immediately prior to the effective time of the merger.

In addition, our board of directors was replaced by new directors selected by Cornerstone BioPharma, and all members of our current management team are from Cornerstone BioPharma, except for Scott B. Townsend, our Executive Vice President of Legal Affairs, General Counsel and Secretary.

Voting Securities and Votes Required

Stockholders of record on March 30, 2009 will be entitled to notice of and to vote at the annual meeting. On that date, 12,499,102 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. We have no other securities entitled to vote at the meeting.

The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matter submitted to our stockholders, including the ratification of Grant Thornton LLP as our independent registered public accounting firm, requires the affirmative vote of the majority of shares present in person or represented by proxy and voting on such matter at the annual meeting. The votes will be counted, tabulated and certified by a representative of BNY Mellon Shareowner Services, who will serve as the inspector of elections at the annual meeting.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by banks, brokers or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting.

Stockholders may vote in person or by proxy. Voting by proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by attending the meeting and voting in person, delivering written notice of revocation of your proxy to our Secretary at any time before voting is closed, timely submitting another signed proxy card bearing a later date or timely submitting new voting instructions by telephone or over the Internet as described below. The shares represented by all properly executed proxies received in time for the meeting or voted by proxy over the Internet or by telephone will be voted as specified. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election as directors of those persons named as nominees in this proxy statement and in favor of the ratification of Grant Thornton LLP as our independent registered public accounting firm. If any other matters properly come before the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy on such matters as determined by a majority of our board of directors. If the shares you own are held in “street name,” the bank, broker or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank, broker or other nominee provides you.

If your shares are registered directly in your name, you may vote:

•	Over the Internet. Go to the web site of our tabulator, BNY Mellon Shareowner Services, at http://www.proxyvoting.com/CRTX and follow the instructions you will find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

•	By Telephone. Call (866) 540-5760 toll-free from the United States or Canada and follow the instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

•	By Mail. Complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope to BNY Mellon Shareowner Services. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

•	In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” for your account by a bank, broker or other nominee, you may vote:

•	Over the Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In Person at the Meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in “street name” at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Cornerstone Therapeutics Inc., Attention of David Price, Executive Vice President, Finance, and Chief Financial Officer, 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518; telephone: 1 (888) 466-6505. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding beneficial ownership of our common stock as of April 15, 2009 by:

•	each person, entity or group of affiliated persons or entities known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors and nominees for director;

•	our President and Chief Executive Officer as of December 31, 2008, two other individuals that served as our President and Chief Executive Officer during 2008, our two most highly compensated executive officers other than our President and Chief Executive Officer who were serving as executive officers on December 31, 2008, and two additional former executive officers who would have been among our most highly compensated executive officers if they had been serving as executive officers on December 31, 2008; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to shares of our common stock. Shares of common stock issuable under stock options and warrants that are currently exercisable or exercisable within 60 days of April 15, 2009 are deemed to be beneficially owned by the person holding the option or warrant for purposes of calculating the percentage ownership of that person but are not deemed outstanding for purposes of calculating the percentage ownership of any other person. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them, except, where applicable, to the extent authority is shared by spouses under community property laws.

	Number of	Shares
	Outstanding	Underlying	Total Number of	Percentage of
	Shares	Options	Shares	Common Stock
Name and Address of	Beneficially	Exercisable	Beneficially	Beneficially
Beneficial Owner(1)	Owned	within 60 Days	Owned	Owned

5% Stockholders
Craig A. Collard(2)	4,646,138	139,873	4,786,011	35.5%
President and Chief Executive
Officer and Director
Cornerstone Biopharma Holdings, Ltd.(3)	3,202,225	—	3,202,225	23.8%
Carolina Pharmaceuticals Ltd.(4)	1,443,913	—	1,443,913	10.7%
Steven M. Lutz(5)	677,348	127,969	805,317	6.0%
Executive Vice President, Commercial Operations
Lutz Family Limited Partnership(6)	677,348	—	677,348	5.0%
James V. Baker	738,059	11,904	749,963	5.6%
Directors and Named Executive Officers
Christopher Codeanne	—	2,916	2,916	*
Director
Michael Enright	—	2,916	2,916	*
Director
Michael Heffernan	—	6,487	6,487	*
Director
Alastair McEwan	—	300,579	300,579	2.2%
Director
Brian Dickson, M.D.	—	245,522	245,522	1.8%
Chief Medical Officer
Scott B. Townsend, Esq.(7)	158,208	21,751	179,960	1.3%
Executive Vice President of Legal Affairs, General Counsel and Secretary
Trevor Phillips, Ph.D.(8)	8,072	—	8,072	*
Former President and Chief Executive Officer
Frank E. Thomas(9)	1,000	—	1,000	*
Former President and Chief Executive Officer
Thomas P. Kelly(10)	9,070	—	9,070	*
Former Chief Financial Officer and Senior Vice President of Finance and Corporate Development
Jeffrey E. Young(11)	4,831	—	4,831	*
Former Vice President of Finance, Chief Accounting Officer and Treasurer
All executive officers and directors as a group (11 persons, consisting of 7 officers and 4 non-employee directors)	5,985,194	961,697	6,946,891	51.6%

*	Represents beneficial ownership of less than one percent of common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner is care of Cornerstone Therapeutics Inc., 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518.

(2)	Consists of 3,202,225 shares of common stock held by Cornerstone Biopharma Holdings, Ltd., and 1,443,913 shares of common stock held by Carolina Pharmaceuticals Ltd., or Carolina Pharmaceuticals, an entity under common control with us, received in connection with the conversion of the outstanding principal amount under a promissory note Cornerstone BioPharma, Inc. executed with Carolina Pharmaceuticals to borrow up to $15.0 million for five years with an annual interest rate of 10%, which we refer to as the Carolina Note. Mr. Collard is the controlling shareholder and a director of Cornerstone Biopharma Holdings, Ltd. and by virtue of such positions exercises voting and investment power with respect to the Cornerstone Therapeutics Inc. shares owned by Cornerstone Biopharma Holdings, Ltd. Mr. Collard is the chief executive officer and chairman of the board of Carolina Pharmaceuticals and by virtue of such positions exercises voting and investment power with respect to the Cornerstone

Therapeutics Inc. shares owned by Carolina Pharmaceuticals. Mr. Collard disclaims beneficial ownership of the shares held by Cornerstone Biopharma Holdings, Ltd. and Carolina Pharmaceuticals, except to the extent of his pecuniary interest therein.

(3)	Mr. Collard is the controlling shareholder and a director of Cornerstone Biopharma Holdings, Ltd. and by virtue of such positions exercises voting and investment power with respect to the Cornerstone Therapeutics Inc. shares owned by Cornerstone Biopharma Holdings, Ltd.

(4)	Mr. Collard is the chief executive officer and chairman of the board of Carolina Pharmaceuticals and by virtue of such positions exercises voting and investment power with respect to the Cornerstone Therapeutics Inc. shares owned by Carolina Pharmaceuticals.

(5)	Consists of 677,348 shares of common stock held by the Lutz Family Limited Partnership. Mr. Lutz has or shares voting and investment power over the shares of Cornerstone Therapeutics Inc. common stock held by the Lutz Family Limited Partnership by virtue of his serving as general partner of the Lutz Family Limited Partnership. Mr. Lutz disclaims beneficial ownership of the shares held by the Lutz Family Limited Partnership, except to the extent of his pecuniary interest therein.

(6)	Mr. Lutz is the general partner of the Lutz Family Limited Partnership and by virtue of such position exercises voting and investment power with respect to the Cornerstone Therapeutics Inc. shares owned by the Lutz Family Limited Partnership.

(7)	Includes 150,222 shares of restricted stock issued to Mr. Townsend that will vest in the future. As provided in the restricted stock agreements pursuant to which these shares were issued, Mr. Townsend has all rights of ownership with respect to these shares, except that, until vested, such shares are subject to forfeiture and transfer restrictions.

(8)	Includes 318 shares of common stock held by Dr. Phillips’ children. Dr. Phillips disclaims beneficial ownership of the foregoing 318 shares held by his children except to the extent of his pecuniary interest therein. Dr. Phillips served as a director from March 4, 2008 to October 31, 2008 and served as President and Chief Executive Officer from April 1, 2008 to October 31, 2008.

(9)	Mr. Thomas served as a director from June 2006 to March 2, 2008 and served as President and Chief Executive Officer from June 2006 to March 31, 2008. Mr. Thomas resigned as a director effective March 2, 2008 and as President and Chief Executive Officer effective March 31, 2008.

(10)	Mr. Kelly served as Chief Financial Officer from August 2007 to October 31, 2008.

(11)	Mr. Young served as Vice President of Finance, Chief Accounting Officer and Treasurer from June 2006 to October 31, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of the copies of such forms furnished to us for the year ended December 31, 2008, and the information provided to us by those persons required to file such reports, no such person failed to file the forms required by Section 16(a) of the Exchange Act on a timely basis during the year ended December 31, 2008.

PROPOSAL ONE — ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. The number of members of our board of directors is determined from time to time by our board of directors. Our board of directors currently consists of five members, one of whom is a Class I director (with a term expiring at the 2011 annual meeting), two of whom are Class II directors (with terms expiring at the 2009 annual meeting), and two of whom are Class III directors (with terms expiring at the 2010 annual meeting).

At the 2009 annual meeting, stockholders will have an opportunity to vote for the nominees for Class II directors, Christopher Codeanne and Michael Enright. Mr. Codeanne and Mr. Enright are currently serving as Class II directors. The persons named in the enclosed proxy card will vote to elect these nominees as Class II directors, unless you withhold authority to vote for the election of a nominee by marking the proxy card to that effect. The nominees have indicated their willingness to serve, if elected. However, if a nominee should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.

Board Recommendation

The board of directors recommends a vote “FOR” the election of the Class II director nominees.

The following paragraphs provide information as of the date of this proxy statement about the Class II director nominees and each member of our board of directors whose term continues after the 2009 annual meeting. The information presented includes information about each such director, including his age, all positions and offices he holds with us, his length of service as a director, his principal occupation and employment for the past five years and the names of other publicly held companies of which he serves as a director. For information about the number of shares of common stock beneficially owned by our directors as of April 15, 2009, see “Stock Ownership Information.”

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Class II Director Nominees (Terms to Expire at the 2012 Annual Meeting)

Christopher Codeanne, age 41, became a director in 2008.

Christopher Codeanne has served on our board of directors since the consummation of the Merger. Since April 2008, Mr. Codeanne has served as Chief Operating Officer and Chief Financial Officer of Oncology Development Partners, LLC (d/b/a Oncopartners), a specialized international oncology contract research organization. From December 2006 through April 2008, Mr. Codeanne served as the Chief Financial Officer of Averion International Corp., or Averion, a publicly traded international contract research organization. Prior to Averion, from 2002 through July 2006, Mr. Codeanne was the Chief Financial Officer of SCIREX Corporation (which was acquired by Premier Research Group plc in 2006), or SCIREX, an international, full-service clinical research organization. From 1999 to 2002, Mr. Codeanne served as Director of Finance of SCIREX. Mr. Codeanne is a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants and Financial Executives International. Mr. Codeanne holds a B.A. in Accounting from Fairfield University and an MBA from the University of Connecticut.

Michael Enright, age 47, became a director in 2008.

Michael Enright has served on our board of directors since the consummation of the Merger. Since 1995, Mr. Enright has served as Chief Financial Officer for Atlantic Search Group, Inc., a staff augmentation and functional outsourcing services organization serving pharmaceutical companies and contract research organizations in the United States and India. Prior to 1995, Mr. Enright held positions in employee benefits administration with Hauser Insurance Group and The Prudential Insurance Company, and in financial management with General Electric Company’s aerospace business group. Mr. Enright holds a B.A. in Finance from Villanova University and an MBA from the Kenan-Flagler School of Business of the University of North Carolina at Chapel Hill.

Class I Director (Term to Expire at the 2011 Annual Meeting)

Craig A. Collard, age 43, became a director in 2008.

Craig A. Collard has served as our President and Chief Executive Officer and the chairman of our board of directors since the consummation of the Merger. In March 2004, Mr. Collard founded Cornerstone BioPharma Holdings, Ltd. (the assets and operations of which were restructured as Cornerstone BioPharma in May 2005), and served as its President and Chief Executive Officer and a director from March 2004 to October 2008. Before founding Cornerstone BioPharma, Mr. Collard’s principal occupation was serving as the President and Chief Executive Officer of Carolina Pharmaceuticals, Inc., a specialty pharmaceutical company he founded in May 2003. From August 2002 to February 2003, Mr. Collard served as Vice President of Sales for Verum Pharmaceuticals, Inc., or Verum, a specialty pharmaceutical company in Research Triangle Park, North Carolina. From 1998 to 2002, Mr. Collard worked as Director of National Accounts at DJ Pharma, Inc., a specialty pharmaceutical company which was eventually purchased by Biovail Pharmaceuticals, Inc., or Biovail. His pharmaceutical career began in 1992 as a field sales representative at Dura Pharmaceuticals, Inc., or Dura. He was later promoted to several other sales and marketing positions within Dura. Mr. Collard is a member of the board of directors of Hilltop Home Foundation, a Raleigh, North Carolina, non-profit corporation, in addition to our board of directors. Mr. Collard holds a B.S. in Engineering from the Southern College of Technology (now Southern Polytechnic State University) in Marietta, Georgia.

Class III Directors (Terms to Expire at the 2010 Annual Meeting)

Michael Heffernan, age 44, became a director in 2008.

Michael Heffernan has served on our board of directors since the consummation of the Merger. Since 2002, Mr. Heffernan has served as President and Chief Executive Officer of Collegium Pharmaceutical, Inc., a specialty pharmaceutical company that develops and commercializes products to treat central nervous system, respiratory and skin-related disorders. From 1999 to 2001, Mr. Heffernan served as President and Chief Executive Officer of PhyMatrix Corp., an integrated health care services company. From 1995 to 1999, Mr. Heffernan served as President and Chief Executive Officer of Clinical Studies Ltd., a pharmaceutical clinical development company. From 1987 to 1994, Mr. Heffernan served in a variety of sales and marketing positions with Eli Lilly and Company, a pharmaceutical company. Mr. Heffernan has also served on the board of directors of TyRx Pharma, Inc. since 2002. Mr. Heffernan holds a B.S. in Pharmacy from the University of Connecticut and is a Registered Pharmacist.

Alastair McEwan, age 53, became a director in 2008.

Alastair McEwan has served on our board of directors since the consummation of the Merger. Mr. McEwan joined Cornerstone BioPharma’s board of directors in August 2005 and became chairman of its board of directors in January 2006. From October 2005 through December 2005, Mr. McEwan served as Cornerstone BioPharma’s interim Chief Financial Officer. From June 1996 to December 2004, Mr. McEwan served in a variety of positions at Inveresk Research Group, Inc., or Inveresk, including as Group Executive Vice President, as President of Inveresk Global Clinical Operations and President of Inveresk Clinical Americas’ operations. Mr. McEwan served as a member of the Group Executive Board of Inveresk from 1999 to 2004. Mr. McEwan also serves as a member of Averion’s board of directors. Mr. McEwan qualified as a Chartered Accountant in 1979 with the Institute of Chartered Accountants of Scotland and holds a Bachelor of Commerce from the University of Edinburgh.

CORPORATE GOVERNANCE

General

Our management and board of directors believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

Board Determination of Independence

Under applicable rules of The NASDAQ Stock Market LLC, or NASDAQ, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. These rules also specify certain persons whose relationships with us would preclude them from being considered independent. Our board of directors has determined that each of the following current members of our board of directors is an “independent director” as defined under applicable NASDAQ rules, including that each such director is free of any relationship that would interfere with the exercise of his independent judgment in carrying out his responsibilities as a director: Mr. Codeanne, Mr. Enright and Mr. Heffernan. In addition, our board of directors previously determined that each of the following former members of our board of directors was an “independent director” as defined under applicable NASDAQ rules while such director was serving as a member of our board of directors, including that each such director was free of any relationship that would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a director: Richard W. Dugan, Christopher Mirabelli, Ph.D., and Jean George.

Board of Directors Meetings and Attendance

The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee our management and, in doing so, to serve our best interests and the best interests of our stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on us. Management keeps the directors informed of our activity through regular communication, including written reports and presentations at board of directors and committee meetings.

Our board of directors met 28 times during the fiscal year ended December 31, 2008, either in person or by teleconference. During 2008, each of our current directors attended at least 75% of the aggregate of the total number of board meetings held during the period each has been a director and the total number of meetings held by all committees on which each director then served.

We have no formal policy regarding director attendance at the annual meeting of stockholders, although all directors are expected to attend the annual meeting of stockholders if they are able to do so. None of our current directors attended our 2008 annual meeting of stockholders since none of our current directors were serving as directors on the date of our 2008 annual meeting.

Board Committees

Our board of directors has established three standing committees: the Audit Committee, the Compensation Committee and a Nominating and Corporate Governance Committee. The members of each committee are appointed by our board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, and serve one-year terms. Each of these committees operates under a charter that has been approved by the board of directors. We have posted current copies of each committee’s charter on the “Corporate Governance” section of our website, which can be found at www.crtx.com in the “Investors” section under “Corporate Governance.”

The board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under NASDAQ rules, and, in the case of all members of the Audit Committee, that they meet the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management to discuss our financial statements, and other financial reporting and audit matters;

•	preparing the audit committee report required by SEC rules; and

•	reviewing and approving or ratifying related person transactions.

The members of the Audit Committee are Mr. Codeanne, Mr. Enright and Mr. Heffernan. Mr. Codeanne serves as chair of the Audit Committee. The board of directors has determined that Mr. Codeanne is an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met seven times in 2008.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	reviewing and approving, or recommending to the board of directors for approval, the compensation of our executive officers;

•	overseeing the evaluation of our senior executives;

•	reviewing and making recommendations to the board of directors regarding incentive compensation and equity-based plans;

•	administering our stock incentive plans; and

•	reviewing and making recommendations to the board of directors regarding director compensation.

For information about the processes and procedures followed by the Compensation Committee in considering and making recommendations regarding executive and director compensation, see “— Executive and Director Compensation Process.”

The members of the Compensation Committee are Mr. Heffernan, Mr. Codeanne and Mr. Enright. Mr. Heffernan serves as chair of the Compensation Committee. The Compensation Committee met three times in 2008.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board of directors the persons to be nominated for election as directors and to each of the committees of the board of directors;

•	reviewing and making recommendations to the board of directors with respect to management succession planning;

•	developing and recommending to the board of directors corporate governance principles; and

•	overseeing periodic evaluation of the board of directors.

The members of the Nominating and Corporate Governance Committee are Mr. Enright and Mr. Codeanne. Mr. Enright serves as chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee did not meet in 2008. Instead, in 2008, the board of directors performed the responsibilities of the Nominating and Corporate Governance Committee.

Executive and Director Compensation Process

The Compensation Committee has implemented an annual performance review program for our executive officers, under which annual performance goals are determined and set forth in writing at the beginning of each calendar year for us as a whole and for each executive officer. Annual corporate goals are proposed by management and approved by the independent directors of our board of directors. These corporate goals target the achievement of specific commercialization, research, clinical, regulatory, financial and operational milestones. Annual individual goals focus on contributions that facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Individual goals are proposed by each executive officer and approved by our President and Chief Executive Officer. Annual salary increases, annual bonuses and annual stock option and restricted stock awards granted to our executives are based on actual corporate and individual performance compared to these corporate and individual performance goals and various subjective performance criteria.

We evaluate individual and corporate performance against the goals for each completed year. Each executive’s evaluation begins with a written self-assessment, which is submitted to our President and Chief Executive Officer. Our President and Chief Executive Officer then prepares a written evaluation based on the executive officer’s self-assessment, the President and Chief Executive Officer’s own evaluation and input from other employees. This process leads to a recommendation by our President and Chief Executive Officer to the Compensation Committee for annual executive salary increases, annual stock option and restricted stock awards and bonuses, if any, for executive officers other than himself. The Compensation Committee then reviews the recommendations of the President and Chief Executive Officer and approves annual executive salary increases, annual stock option and restricted stock awards and bonuses, if any, for those executive officers. In the case of our President and Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which then approves an annual salary increase, annual stock option and restricted stock award and bonus, if any, for our President and Chief Executive Officer.

The Compensation Committee periodically reviews and makes recommendations to the board of directors regarding director compensation. Currently, each non-employee member of our board of directors is compensated pursuant to our compensation and reimbursement policy that became effective January 1, 2006, which was amended and restated effective October 31, 2008. For more information regarding this policy, see “Information About Executive and Director Compensation — Compensation of Directors.”

The Compensation Committee may delegate its authority to the chair of the Compensation Committee to the extent it deems necessary to finalize matters as to which the Compensation Committee has given its general approval.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become board members, consistent with criteria approved by the board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, bylaw or otherwise to provide third parties with the right to nominate directors. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board, with direct input from our chief executive officer. From time to time, the Nominating and Corporate Governance Committee may retain the services of an executive search firm to help identify and evaluate potential director candidates but did not retain such services during the year ended December 31, 2008.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies certain criteria, including the candidate’s reputation for integrity, honesty and adherence to high ethical standards, business acumen, experience and judgment, understanding of our business and industry, diligence, conflicts of interest or the appearance thereof, other directorships and their impact on the ability of the candidate to devote adequate time to service on our board, the ability to act in the interests of all stockholders and willingness to serve for at least three years on the board. The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will assist our board in fulfilling its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cornerstone Therapeutics Inc., 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Stockholders also have the right under Section 1.10 of our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the board, by following the procedures set forth under “Nomination of Directors.”

At the 2009 annual meeting, stockholders will be asked to consider the election of Mr. Codeanne and Mr. Enright for the first time.

Communicating with the Independent Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the Nominating and Corporate Governance Committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the Nominating and Corporate Governance Committee, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o Corporate Secretary, Cornerstone Therapeutics Inc., 1255 Crescent Green Drive, Suite 250, Cary, North Carolina, 27518. You should indicate on your correspondence that you are a Cornerstone Therapeutics Inc. stockholder.

Anyone may express concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee by calling the voicemail box at (800) 799-6158. Messages to the Audit Committee will be received by the members of the Audit Committee and our Corporate Secretary. You may report your concern anonymously or confidentially.

Audit Committee Report

The Audit Committee consists of the following members of the Board of Directors of Cornerstone Therapeutics Inc. (the “Company”): Mr. Codeanne, Mr. Enright and Mr. Heffernan. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities pertaining to the accounting, auditing and financial reporting processes of the Company. Management is responsible for establishing and maintaining the Company’s internal control over financial reporting and for preparing financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Committee is directly responsible for the appointment, oversight, compensation and retention of Grant Thornton LLP, the independent registered public accounting firm for the Company. Grant Thornton LLP is responsible for performing an independent audit of the Company’s annual financial statements and expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States of America. As a non-accelerated filer, applicable rules of the SEC do not require the Company’s independent registered public accounting firm to express an opinion regarding the effectiveness of the Company’s internal control over financial reporting in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The Board of Directors has determined that each of Mr. Codeanne, Mr. Enright and Mr. Heffernan (i) meets the independence criteria prescribed by applicable law and the rules of the Securities and Exchange Commission (the “SEC”) for audit committee membership, (ii) is an “independent director” as defined in NASDAQ rules and (iii) meets NASDAQ’s financial knowledge and sophistication requirements. The Board of Directors has determined that Mr. Codeanne is an “audit committee financial expert” under SEC rules. The Audit Committee operates pursuant to a written charter approved by the Board of Directors. The charter is available on the Company’s web site at www.crtx.com by linking to the section titled “Investors” and then “Corporate Governance.”

The Audit Committee’s responsibility is one of oversight. The Audit Committee’s oversight responsibility relating to the accounting, auditing and financial reporting processes of the Company includes overseeing the Company’s processes and preparedness for the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 conducted by the Company’s independent registered public accounting firm.

Members of the Audit Committee rely on the information provided and the representations made to them by:

•	management, which has primary responsibility for the Company’s financial statements and reports and for establishing and maintaining appropriate internal control over financial reporting; and

•	the independent registered public accounting firm for the Company, which is responsible for performing an audit in accordance with Standards of the Public Company Accounting Oversight Board — United States (“PCAOB”) and expressing an opinion on the conformity of the Company’s financial statements with accounting principles generally accepted in the United States.

In this context, we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2008.

We have discussed with Grant Thornton LLP, the independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB.

We have received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with us concerning independence, and have discussed with them their independence. We have concluded that Grant Thornton LLP’s provision of audit and non-audit services to us is compatible with their independence.

Based on the reviews and discussions referred to above, and exercising our business judgment, we recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC. We have selected Grant Thornton LLP as the independent registered public accounting firm for the Company for the year ended December 31, 2009, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

By the Audit Committee of the Board of
Directors of Cornerstone Therapeutics Inc.

Christopher Codeanne, Chair
Michael Enright
Michael Heffernan

Changes in Our Certifying Accountant

The Merger was treated as a “reverse acquisition” for accounting purposes and, as such, the historical financial statements of the accounting acquirer, Cornerstone BioPharma, are our historical financial statements. Prior to the closing of the Merger, Cornerstone BioPharma’s independent registered public accounting firm was Grant Thornton LLP, and Critical Therapeutics’ (the term we use below to refer to our pre-Merger business when discussing Deloitte) independent registered public accounting firm was Deloitte & Touche LLP, or Deloitte. On October 31, 2008, following the closing of the Merger, the Audit Committee unanimously approved the retention of Grant Thornton LLP as our independent registered public accounting firm and approved the dismissal of Deloitte as our independent registered public accounting firm.

Deloitte

Deloitte’s reports on Critical Therapeutics’ financial statements for the years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte’s report dated March 27, 2008 contained an explanatory paragraph relating to Critical Therapeutics’ ability to continue as a going concern.

Prior to the Merger, Critical Therapeutics experienced significant operating losses in each year since its inception in 2000. Critical Therapeutics reported net losses of $48.8 million in the year ended December 31, 2006, $37.0 million in the year ended December 31, 2007 and $19.4 million in the nine months ended September 30, 2008. Critical Therapeutics reported an accumulated deficit of approximately $191.4 million as of December 31, 2007 and approximately $210.8 million as of September 30, 2008. Critical Therapeutics reported revenue from the sale of its two marketed products, ZYFLO® (zileuton) tablets and ZYFLO CR® (zileuton) extended-release tablets, of $11.0 million for the year ended December 31, 2007 and $13.2 million for the nine months ended September 30, 2008, and did not record revenue from any other product. Management of Critical Therapeutics prior to the Merger reported that Critical Therapeutics would continue to incur substantial losses for the foreseeable future from spending significant amounts to fund research, development and commercialization efforts. These matters raised substantial doubt about Critical Therapeutics’ ability to continue as a going concern as an independent, standalone company without obtaining additional financing.

During the years ended December 31, 2007 and 2006 and the interim period through October 31, 2008, (i) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports, and (ii) except with respect to the material weakness described below, there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K). As previously disclosed, in connection with the preparation of Critical Therapeutics’ financial statements for the quarters ended June 30, 2007 and September 30, 2007, Critical Therapeutics’ management concluded that a material weakness in Critical Therapeutics’ internal control over financial reporting existed. This material weakness related to the operation of controls over accounting for non-routine transactions, specifically the accrual of milestone obligations due under certain of Critical Therapeutics’ contractual arrangements in accordance with generally accepted accounting principles. Critical Therapeutics’ management determined that this material weakness had been remediated as of December 31, 2007 and did not report any material weakness in its Management’s Report on Internal Control Over Financial Reporting included in Part II, Item 9A of Critical Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2007.

Grant Thornton LLP

As mentioned above, following the closing of the Merger, the Audit Committee elected to continue Cornerstone BioPharma’s relationship with Grant Thornton LLP and unanimously approved the retention of Grant Thornton LLP as our independent registered public accounting firm.

Following Cornerstone BioPharma’s entry into the Merger Agreement, on May 20, 2008, Cornerstone BioPharma’s board of directors retained Grant Thornton LLP, an independent public accounting firm registered with the PCAOB as Cornerstone BioPharma’s independent registered public accounting firm to report on Cornerstone BioPharma’s financial statements for the years ended December 31, 2007, 2006 and 2005. Cornerstone BioPharma did not consult with Grant Thornton LLP during the years ended December 31, 2007 or 2006, or the interim period through May 20, 2008, with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on Cornerstone BioPharma’s financial statements; or (iii) any matter that was either the subject of a disagreement or a “reportable event.”

Critical Therapeutics did not consult with Grant Thornton LLP during the years ended December 31, 2007 or 2006, or the interim period through October 31, 2008, with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on Critical Therapeutics’ financial statements; or (iii) any matter that was either the subject of a disagreement or a “reportable event.”

Hughes Pittman Gupton

The Merger Agreement required Cornerstone BioPharma, within 15 business days after its entry into the Merger Agreement, to retain an independent public accounting firm registered with the PCAOB to report on Cornerstone BioPharma’s financial statements for the years ended December 31, 2007, 2006 and 2005 to be included in a registration statement on Form S-4 to be filed by Critical Therapeutics in connection with the Merger. Prior to entering into the Merger Agreement, Cornerstone BioPharma’s independent public accounting firm was Hughes Pittman & Gupton, LLP, or Hughes Pittman Gupton, which had reported on Cornerstone BioPharma’s financial statements for those periods. Because Hughes Pittman Gupton is not registered with the PCAOB, Cornerstone BioPharma retained Grant Thornton LLP to report on its financial statements for those periods.

In connection with Cornerstone BioPharma’s decision to engage a new independent public accounting firm, on May 7, 2008, Cornerstone BioPharma and Hughes Pittman Gupton mutually agreed that Hughes Pittman Gupton would no longer act as Cornerstone BioPharma’s independent public accounting firm. Hughes Pittman Gupton’s reports on Cornerstone BioPharma’s financial statements for the year ended December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Hughes Pittman Gupton’s report dated August 2, 2007 contained an explanatory paragraph regarding Cornerstone BioPharma’s adoption of SFAS No. 123(R) on January 1, 2006.

During the years ended December 31, 2007 and 2006 and through May 7, 2008, the date that Hughes Pittman Gupton ceased being Cornerstone BioPharma’s independent public accounting firm, (i) there were no disagreements with Hughes Pittman Gupton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hughes Pittman Gupton, would have caused Hughes Pittman Gupton to make reference to the subject matter of the disagreements in connection with its reports and (ii) there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K).

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of Grant Thornton LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit and other services. For 2008, audit fees include an estimate of amounts not yet billed.

Fee Category	2008	2007

Audit Fees(1)	$227,280	$157,947
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$227,280	$157,947

(1)	Audit fees consist of fees related to professional services rendered in connection with the audit of our consolidated financial statements, and other professional services provided in connection with statutory and regulatory filings or engagements, including, in 2008, our registration statement on Form S-4 relating to the Merger. Fees reported in the column for 2007 represent one-third of the total fees of $473,842 billed by Grant Thornton LLP for the three-year audit of Cornerstone BioPharma Holdings, Inc.’s financial statements for fiscal years ended December 31, 2005, December 31, 2006 and December 31, 2007. Because Grant Thornton LLP billed a total amount for the three-year audit, and did not allocate its fees among the years within the audit period, the fees of $157,947 reflected for 2007 are only an approximation of fees incurred for the audit of the Cornerstone BioPharma Holdings, Inc.’s financial statements for the fiscal year ended December 31, 2007.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” No fees for audit-related services were incurred in 2007 or 2008.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services relate to the preparation of federal and state tax returns and quarterly estimated tax payments. Tax advice and tax planning services relate to miscellaneous items. No tax fees were incurred in 2007 or 2008.

(4)	No fees for other services were incurred in 2007 or 2008.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by the chair of the Audit Committee pursuant to this delegated authority is reported at the next meeting of the Audit Committee.

Transactions with Related Persons

Agreements with MedImmune, Inc.

In July 2003, we entered into an exclusive license and collaboration agreement with MedImmune Inc., a wholly owned subsidiary of AstraZeneca plc, or MedImmune, to jointly develop products directed towards high mobility group box protein 1, or HMGB1. This agreement was amended in December 2005. Under the terms of the agreement, we granted MedImmune an exclusive worldwide license, under patent rights and know-how controlled by us, to make, use and sell products, including small molecules and antibodies, that bind to, inhibit or inactivate HMGB1 and are used in the treatment or prevention, but not the diagnosis, of diseases, disorders and medical conditions.

Under the collaboration, MedImmune paid us initial fees of $12.5 million in 2003 and 2004 for the HMGB1 program. Under the collaboration, MedImmune also agreed to make specified research and development payments to us, including $4.0 million of research and development payments through the end of 2006, all of which had been paid by December 31, 2007. In addition, we may receive, subject to the terms and conditions of the agreement, other payments upon the achievement of research, development and commercialization milestones up to a maximum of $124.0 million, after taking into account payments that we are obligated to make to The Feinstein Institute for Medical Research (formerly known as the North Shore-Long Island Jewish Research Institute) on milestone payments we receive from MedImmune. MedImmune also has agreed to pay royalties to us based upon net sales by MedImmune of licensed products resulting from the collaboration. MedImmune’s obligation to pay us royalties continues on a product-by-product and country-by-country basis until the later of ten years from the first commercial sale of a licensed product in each country and the expiration of the patent rights covering the product in that country. We are obligated to pay a portion of any milestone payments or royalties we receive from MedImmune to The Feinstein Institute, which initially licensed to us patent rights and know-how related to HMGB1.

In December 2005, MedImmune agreed that the collaboration demonstrated proof-of-concept in two preclinical disease models with human HMGB1 monoclonal antibodies. As a result, among other things, in March 2007, MedImmune agreed to fund an additional $125,000 of research work performed by our full-time employees in 2007.

We have agreed to work exclusively with MedImmune in the research and development of HMGB1-inhibiting products. Under the terms of the agreement, MedImmune’s license to commercialize HMGB1-inhibiting products generally excludes us from manufacturing, promoting or selling the licensed products. In connection with the closing of the Merger, MedImmune exercised its right to terminate the option we had under the collaboration to co-promote in the United States the first product for the first indication approved in the United States.

MedImmune has the right to terminate the agreement at any time upon six-months’ written notice. Each party has the right to terminate the agreement upon the occurrence of a material uncured breach by the other party. Under specified conditions, we or MedImmune may have certain payment or royalty obligations after the termination of the agreement.

In connection with entering into the exclusive license and collaboration agreement, MedImmune Ventures, Inc., an affiliate of MedImmune, purchased our series B convertible preferred stock in October 2003 and March 2004, which converted into 2,857,142 shares (unadjusted for our October 31, 2008 reverse stock split) of our common stock in June 2004 in connection with our initial public offering and which constituted more than 5% of our outstanding common stock until the closing of the Merger.

Consulting Agreement with M. Cory Zwerling

On October 25, 2006, we entered into a consulting agreement with M. Cory Zwerling, who served as a member of our board of directors from October 2006 until February 2008. This agreement had an initial term expiring on October 25, 2007, and thereafter automatically renewed for successive one-month periods unless either party were to give at least one-month’s prior notice of termination. Under this agreement, Mr. Zwerling provided consulting services relating to our commercial sales, marketing and business development initiatives and other such related projects as were mutually agreed upon by us and Mr. Zwerling. We paid Mr. Zwerling a rate of $1,800 per day for these services during the consulting period. In 2007, we paid Mr. Zwerling a total of approximately $14,000 for these services. On October 25, 2006, pursuant to the terms of the consulting agreement, we granted Mr. Zwerling an option to purchase 200,000 shares (unadjusted for our October 31, 2008 reverse stock split) of our common stock at an exercise price of $2.63 per share (unadjusted for our October 31, 2008 reverse stock split). This option vested in 36 equal monthly installments commencing on November 25, 2006 for so long as Mr. Zwerling remained a consultant. In addition, 50% of the then unvested options would vest upon a change of control or specified transactions as set forth in the consulting agreement. We terminated this consulting agreement with Mr. Zwerling for convenience effective June 30, 2007. As of the date of termination, 119,713 shares (unadjusted for our October 31, 2008 reverse stock split) subject to the option had vested. The option expired unexercised on September 30, 2007.

Consulting Arrangement with Mr. McEwan

In addition to serving as a director, Mr. McEwan was employed by Cornerstone BioPharma providing strategic, management, financial and corporate governance advice to us through December 31, 2008. In connection with his service as a consultant in 2008, Mr. McEwan received a base salary of $51,923 and access to employee benefit plans including health insurance, life insurance, long-term disability insurance and a 401(k) savings plan.

Employment and Related Agreements

We are a party to employment agreements with each of our executive officers. These agreements provide that the executive officer is entitled to minimum annual base salary, consideration for a discretionary annual bonus, severance, and certain health, retirement and other benefits. The individuals who are parties to these agreements, as well as their current positions and annual base salaries, effective January 1, 2009, are as follows: (i) Craig A. Collard, President and Chief Executive Officer, annual base salary of $394,794; (ii) Chenyqua Baldwin, Vice President, Finance, Chief Accounting Officer and Controller, annual base salary of $223,600; (iii) Brian Dickson, M.D., Chief Medical Officer, annual base salary of $270,400; (iv) Joshua Franklin, Vice President, Sales and Marketing, annual base salary of $222,600, (v) Steven M. Lutz, Executive Vice President, Manufacturing and Trade, annual base salary of $260,000; (vi) David Price, Executive Vice President, Finance and Chief Financial Officer, annual base salary of $288,791, and (vii) Scott Townsend, General Counsel, Executive Vice President of Legal Affairs and Secretary, annual base salary of $275,000. In addition to his employment agreement, Mr. Collard has entered into an Executive Retention Agreement that provides for certain severance benefits in the event that his employment is terminated following a change in control.

Each of the employment agreements of Mr. Collard, Ms. Baldwin, Dr. Dickson, Mr. Franklin, Mr. Lutz and Mr. Price was approved by the board of directors of Cornerstone BioPharma prior to the completion of the Merger, and Mr. Townsend’s employment agreement was approved by the board of directors of Critical Therapeutics prior to the completion of the Merger.

Employment Agreements with Mr. Collard, Dr. Dickson and Mr. Townsend

The material terms of Mr. Collard’s, Dr. Dickson’s and Mr. Townsend’s employment and related agreements have been summarized in the section “Narrative Disclosure to Summary Compensation Table — Employment Agreements.” The material terms of the employment agreements with our other executive officers have been summarized below.

Employment Agreements with Ms. Baldwin, Mr. Franklin, Mr. Lutz and Mr. Price

Pursuant to their respective employment agreements, each of Ms. Baldwin and Mr. Lutz serves as an executive officer. The initial term of Ms. Baldwin’s and Mr. Lutz’s employment agreements continued until December 31, 2006, with automatic renewal for additional one-year terms unless the agreement is terminated or either party gives notice of non-renewal at least 60 days prior to the end of the then current term. The current renewal term of Mr. Lutz’s agreement continues until December 31, 2009. On April 1, 2009, Ms. Baldwin informed us that she intends to end her employment with us on or about May 6, 2009 to pursue other opportunities and, accordingly, her employment agreement will terminate on that date unless terminated sooner. Each of Ms. Baldwin and Mr. Lutz is entitled to a minimum base salary and is eligible to receive an annual bonus as determined by our board of directors. If we terminate Ms. Baldwin’s or Mr. Lutz’s agreement other than because of the executive officer’s death or disability, our liquidation, dissolution or discontinuance of business or “for cause”, and if the executive officer executes a release and settlement agreement, the executive officer will be entitled to:

•	a lump sum payment in an amount equal to three months of base salary for Ms. Baldwin, and six months of base salary for Mr. Lutz, payable 30 days after the termination; and

•	continuation of benefits for the shorter of three months for Ms. Baldwin, and six months for Mr. Lutz, or until the executive officer obtains reasonably comparable benefits coverage from another employer.

Upon termination of Mr. Lutz’s employment, we will pay, or reimburse, Mr. Lutz for the balance of the remaining lease payments on the vehicle provided by us for his use, and will assign and transfer title and other appropriate evidence of ownership of the vehicle to Mr. Lutz.

Ms. Baldwin and Mr. Lutz each entered into Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreements, pursuant to which they agreed not to compete with us during the terms of their employment and for a period of one year following their termination. Ms. Baldwin and Mr. Lutz also agreed to a provision that prohibits them from soliciting, among others, our employees and customers during the terms of their employment and for one year following termination of employment. The agreements also contain customary confidentiality provisions, and provisions relating to the assignment of inventions.

Mr. Franklin has also entered into an employment agreement with us. Mr. Franklin’s agreement is for an indefinite term, beginning September 29, 2008, terminable either by Mr. Franklin or us at any time. The agreement provides for (i) an initial annual salary of $210,000; (ii) an annual target cash bonus of up to 35% of his then annual base salary; (iii) an initial grant of 71,425 options to acquire shares of our common stock (as adjusted for the effect of the Merger); (iv) a monthly car allowance of $850.00, and (v) reimbursement for the actual costs of Mr. Franklin’s relocation expenses. Mr. Franklin’s agreement does not provide for any severance payments in the event of his termination. Mr. Franklin’s employment agreement prohibits him from competing with us during the term of his employment and for one year thereafter, and also contains customary non-solicitation, confidentiality and invention assignment provisions.

Mr. Price has entered into an employment agreement with us pursuant to which he became our Executive Vice President, Finance, and Chief Financial Officer, effective September 8, 2008. The initial term of Mr. Price’s employment agreement will continue until September 8, 2009, with automatic renewal for additional one-year terms unless the agreement is terminated or either party gives notice of non-renewal at least 60 days prior to the end of the term. The agreement provides for (i) an annual salary of $285,000, subject to annual increases as determined by the board of directors; (ii) an annual target cash bonus of up to 35% of his then annual base salary; (iii) an initial restricted stock grant under the 2005 Stock Incentive Plan of 325,133 shares of our common stock (as adjusted for the effect of the Merger); and (iv) reimbursement of up to $20,000 for reasonable moving expenses.

If Mr. Price’s employment is terminated by us without cause or by Mr. Price for good reason, and he executes and does not revoke a severance agreement and release of all claims, he will be entitled to:

•	a lump sum payment in an amount equal to six months of base salary, payable 30 days after the termination; and

•	COBRA premiums for health and dental insurance (if Mr. Price continues health and dental insurance under COBRA), and payments equal to the premiums paid by us for Mr. Price’s life and disability insurance in the month preceding the termination. Mr. Price will receive these payments until the earlier of six months or until the last day of the first month that Mr. Price is eligible for other employer-sponsored health coverage.

Pursuant to his employment agreement, Mr. Price agreed not to compete with us during the term of his employment and for a period of one year thereafter. Mr. Price also agreed to a provision that prohibits him from soliciting, among others, our employees and customers during the same period. The employment agreement also contains customary confidentiality provisions and provisions relating to the assignment of inventions.

Definitions

For purposes of Ms. Baldwin’s and Mr. Lutz’s respective employment agreements, the terms “cause” or “for cause” have the same meanings as in Dr. Dickson’s employment agreement, described in the section “Narrative Disclosure to Summary Compensation Table — Employment Agreements — Definitions”

For purposes of Mr. Price’s employment agreement only, the terms below have the following meanings:

“cause” means:

•	failure to perform material responsibilities to us;

•	misconduct that is materially injurious to us;

•	a determination by us within thirty days of Mr. Price’s resignation that discharge under either of the above was warranted; or

•	a material breach of the employment agreement by Mr. Price.

“good reason” means:

•	any material reduction in the annual base compensation payable to Mr. Price (but exclusive of any cash bonus, annual equity award or other similar cash bonus or equity plans);

•	relocation of our place of business at which Mr. Price is principally located to a location that is greater than 50 miles from its current location;

•	our failure to comply with a material term of Mr. Price’s employment agreement; or

•	significant reduction in the Mr. Price’s duties, responsibilities or position.

Other Related Person Transactions

In April 2004, Cornerstone BioPharma executed a promissory note with Carolina Pharmaceuticals, an entity under common control with Cornerstone BioPharma, to borrow up to $15.0 million for five years with an annual interest rate of 10%, which we refer to as the Carolina Note. Because Mr. Collard is the Chief Executive Officer and Chairman of Carolina Pharmaceuticals, he is a control person of Carolina Pharmaceuticals. In addition, two of our other executive officers, Ms. Baldwin and Mr. Lutz, are each directors of Carolina Pharmaceuticals. Cornerstone BioPharma borrowed $13.0 million under the Carolina Note in April 2004. In June 2006, Cornerstone BioPharma and Carolina Pharmaceuticals agreed to offset $3.6 million in principal and $1.8 million in accrued interest outstanding under the Carolina Note against equal amounts due to Cornerstone BioPharma from a related party.

As of December 31, 2007, $9.4 million in principal and $1.5 million of accrued interest were outstanding under the Carolina Note. Cornerstone BioPharma repaid $460,000 of principal under the Carolina Note in April 2008. In connection with Cornerstone BioPharma’s entry into the merger agreement with Critical Therapeutics, Inc. related to the Merger, Cornerstone BioPharma entered into a noteholder agreement, as amended, with Carolina Pharmaceuticals. The noteholder agreement required Carolina Pharmaceuticals to surrender the Carolina Note to Cornerstone BioPharma prior to the effective time of the Merger and required Cornerstone BioPharma to, immediately prior to the effective time, cancel the Carolina Note and issue common stock of Cornerstone BioPharma in exchange for, at Carolina Pharmaceuticals’ option, all or a portion of the Carolina Note, but in an amount not less than the principal amount outstanding. As required by the noteholder agreement, Carolina Pharmaceuticals surrendered the Carolina Note prior to the closing of the Merger with instructions that the principal amount outstanding be converted into common stock of Cornerstone BioPharma. Immediately prior to the effective time of the Merger between Cornerstone BioPharma and Critical Therapeutics, Inc., Cornerstone BioPharma paid Carolina Pharmaceuticals $2,249,000 in full satisfaction of the accrued interest outstanding under the Carolina Note and issued to Carolina Pharmaceuticals shares of Cornerstone BioPharma common stock in satisfaction of the principal amount outstanding under the Carolina Note, which shares were thereafter exchanged in the Merger for 1,443,913 shares of our common stock.

From time to time prior to the consummation of the Merger, Mr. Collard was provided with certain salary advances by Cornerstone BioPharma. Since January 1, 2005, the aggregate amount of such advances has been $2.7 million. As of September 15, 2008, Mr. Collard had repaid all such advances, and no such advances will be made by Cornerstone BioPharma or us in the future.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

In March 2007, our board of directors adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel, who we refer to as our chief legal officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not in conflict with, our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Other than transactions between Cornerstone BioPharma and its related persons prior the closing of the Merger, there were no related person transactions in 2007 or 2008 with respect to which these policies and procedures were not followed.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

Summary Compensation

The following table sets forth information for the fiscal years ended December 31, 2008 and 2007 regarding the compensation of our President and Chief Executive Officer, two other individuals that served as our President and Chief Executive Officer during portions of the fiscal year ended December 31, 2008, our two other most highly compensated executive officers who were serving as executive officers on December 31, 2008 and two additional former executive officers who would have been among our most highly compensated executive officers if they had been serving as executive officers on December 31, 2008. We refer to these individuals as our named executive officers.

Summary Compensation Table

							Non-Equity
					Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus		Awards	Awards	Compensation	Compensation		Total
Principal Position	Year	($)	($)(1)		($)(2)	($)(2)	($)(3)	($)		($)

Craig A. Collard(4)	2008	379,600	—		—	83,682	378,800	83,277	(5)	925,359
President and Chief Executive Officer	2007	365,000	—		—	53,968	182,500	59,469		660,937
Brian Dickson, M.D.(6)	2008	270,400	—		—	72,348	94,640	28,212	(7)	465,600
Chief Medical Officer	2007	260,000	—		—	52,261	91,000	25,238		428,499
Scott B. Townsend, Esq.	2008	275,000	146,250	(8)	174,545	200,021	—	4,485	(9)	800,301
General Counsel, Executive Vice President of Legal Affairs and Secretary	2007	245,000	73,500		28,367	185,468	—	1,648		533,983
Trevor Phillips, Ph.D(10)	2008	287,863	175,000		108,570	658,999	—	608,000	(11)	1,838,432
Former President and Chief Executive Officer	2007	300,000	157,500		39,517	377,432	—	3,000		877,440
Frank E. Thomas(12)	2008	95,565	625,000		—	136,088	—	2,867	(13)	859,520
Former President and Chief Executive Officer	2007	345,000	138,000		37,428	824,237	—	3,000		1,347,665
Thomas P. Kelly(14)	2008	234,529	45,000		127,411	161,420	—	350,836	(15)	919,196
Former Chief Financial Officer and Senior Vice President of Finance and Corporate Development	2007	102,244	30,000		14,228	22,491	—	—		168,963
Jeffrey E. Young(16)	2008	188,760	35,000		39,193	91,237	—	259,035	(17)	613,225
Former Vice President of Finance, Chief Accounting Officer and Treasurer	2007	195,000	43,875		28,367	87,388	—	3,000		357,630

(1)	The amounts in the “Bonus” column represent special cash bonuses paid to our executive officers. For more information regarding these bonuses, see “Narrative Disclosure to Summary Compensation Table — Employment Agreements.”

(2)	The amounts in these columns reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for restricted stock awards and option awards in accordance with SFAS 123(R), disregarding the estimate of forfeitures related to service-based vesting conditions. With respect to Mr. Collard and Mr. Dickson, the assumptions used to calculate these amounts are discussed in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. With respect to the other named executive officers, the assumptions used to calculate these amounts are discussed in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	Annual bonuses for 2008 reflected in this column are described in the section “Narrative Disclosure to Summary Compensation Table — Non-Equity Incentive Plan Compensation.” Annual bonuses for Mr. Collard and Mr. Dickson in 2007 were paid by Cornerstone BioPharma, and annual bonuses for the other named executive officers in 2007 were paid by Critical Therapeutics.

(4)	Mr. Collard was employed by Cornerstone BioPharma until October 31, 2008. All compensation through October 31, 2008 was paid by Cornerstone BioPharma.

(5)	Represents $18,516 and $14,796 in automobile related payments in 2008 for company cars for personal use by Mr. Collard and his spouse, respectively, $12,621 in country club membership payments in 2008, $3,465 in additional payments for employee benefit plans in 2008, and $33,879 for tax gross-ups.

(6)	Dr. Dickson was employed by Cornerstone BioPharma until October 31, 2008. All compensation through October 31, 2008 was paid by Cornerstone BioPharma.

(7)	Represents $24,747 in automobile related payments in 2008 and $3,465 in additional payments for employee benefit plans in 2008.

(8)	Represents a $96,250 guaranteed annual bonus for fiscal 2008, representing 35% of Mr. Townsend’s 2008 base salary, pursuant to the terms of his employment agreement, and a $50,000 special cash bonus for remaining employed with us until the completion of the Merger.

(9)	Represents $1,177 in automobile related payments in 2008, $308 in additional payments for employee benefit plans in 2008 and $3,000 in matching contributions to Critical Therapeutics’ 401(k) plan that it paid on behalf of Mr. Townsend in 2008.

(10)	Dr. Phillips was appointed as our President and Chief Executive Officer effective April 1, 2008. Dr. Phillips was terminated without cause effective October 31, 2008. Dr. Phillips’s annual base salary was $300,000 until March 31, 2008 and was increased to $330,000, effective April 1, 2008.

(11)	Represents $605,000 in severance payments and $3,000 in matching contributions to Critical Therapeutics’ 401(k) plan that it paid on behalf of Dr. Phillips in 2008.

(12)	Mr. Thomas resigned as our President and Chief Executive Officer effective March 31, 2008. Mr. Thomas’s annual base salary was $358,800 for 2008.

(13)	Represents $2,867 in matching contributions to Critical Therapeutics’ 401(k) plan that it paid on behalf of Mr. Thomas in 2008.

(14)	Mr. Kelly was terminated without cause effective October 31, 2008. Mr. Kelly’s annual base salary was $279,500 for 2008.

(15)	Represents $349,375 in severance payments and $1,461 in matching contributions to Critical Therapeutics’ 401(k) plan that it paid on behalf of Mr. Kelly in 2008.

(16)	Mr. Young was terminated without cause effective November 14, 2008. Mr. Young’s annual base salary was $202,800 for 2008.

(17)	Represents $256,035 in severance payments and $3,000 in matching contributions to Critical Therapeutics’ 401(k) plan that it paid on behalf of Mr. Young in 2008.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

Craig A. Collard

On March 1, 2006, we entered into an employment agreement with Mr. Collard, pursuant to which he serves as our President and Chief Executive Officer. The initial term of the employment agreement continued until December 31, 2006, with automatic renewal for additional one-year terms unless the agreement is terminated or either party gives notice of non-renewal at least 60 days prior to the end of the then current term. The current renewal term of the agreement continues until December 31, 2009. Under the terms of the agreement, Mr. Collard is entitled to a minimum base salary, which may be increased from time to time by our board of directors. Mr. Collard is also eligible to participate in all bonus or profit sharing plans adopted by our board of directors. Mr. Collard’s employment agreement provides that it is expected that any such bonus to Mr. Collard would be in the range of 0% to 50% of his annual base salary.

If we terminate Mr. Collard’s agreement other than because of his death or disability, the liquidation, dissolution or discontinuance of our business, or “for cause,” and if Mr. Collard executes a release and settlement agreement in a form acceptable to us, he will be entitled to:

•	a lump sum payment in an amount equal to 12 months of his base salary, payable 30 days after the termination; and

•	continuation of benefits for the shorter of 12 months, or until Mr. Collard obtains reasonably comparable benefits coverage from another employer.

Upon termination of Mr. Collard’s employment, we will pay, or reimburse, Mr. Collard for the balance of the remaining lease payments on the vehicle provided by us for his use, and will assign and transfer title and other appropriate evidence of ownership of the vehicle to him.

On February 8, 2006, we entered into an Executive Retention Agreement with Mr. Collard that provides for severance benefits under specified circumstances following a “change in control. In the event that Mr. Collard’s employment is terminated within 24 months following a change in control either by us without “cause,” or by Mr. Collard for “good reason,” Mr. Collard would be entitled to receive a lump sum payment consisting of:

•	accrued but unpaid base salary, bonus (calculated using Mr. Collard’s annual bonus paid or payable for the then most recently completed fiscal year) and vacation days; and

•	an amount equal to two times the sum of (1) Mr. Collard’s highest annual base salary during the three-year period prior to the change in control and (2) Mr. Collard’s highest annual bonus during the three-year period prior to the change in control.

Any stock options then held by Mr. Collard will also become immediately exercisable in full, and any outstanding restricted stock award will become fully vested and no longer subject to a right of repurchase by us. The Executive Retention Agreement also provides that, upon such a termination, Mr. Collard will be entitled to 24 months of continuing benefits, or until he receives reasonably comparable benefits coverage from another employer. In the event that Mr. Collard resigns without good reason or is terminated due to his death or disability, he would be entitled to receive accrued but unpaid base salary, bonus and vacation days. In the event that Mr. Collard is terminated by us for cause, he would be entitled to receive a lump sum payment consisting of his accrued but unpaid base salary.

Effective as of March 1, 2006, we entered into a Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement with Mr. Collard. Pursuant to this agreement, Mr. Collard agreed not to compete with us during the term of his employment and for a period of one year following his termination. Mr. Collard also agreed to a provision that prohibits him from soliciting, among others, our employees and customers during the term of his employment and for one year following the termination of his employment. The agreement also contains customary provisions relating to confidentiality, the assignment of inventions and nondisparagement.

Brian Dickson

On March 1, 2006, we entered into an employment agreement with Dr. Dickson, pursuant to which he serves as our Chief Medical Officer. The initial term of Dr. Dickson’s employment agreement continued until December 31, 2006, with automatic renewal for additional one-year terms unless the agreement is terminated or either party gives notice of non-renewal at least 60 days prior to the end of the then current term. The current renewal term of the agreement continues until December 31, 2009. Under the terms of the agreement, Dr. Dickson is entitled to a minimum base salary, which may be increased from time to time by our board of directors. Dr. Dickson is also eligible to participate in all bonus or profit sharing plans adopted by our board of directors. Dr. Dickson’s employment agreement provides that it is expected that any such bonus to Dr. Dickson would be in the range of 35% of his annual base salary.

If we terminate Dr. Dickson’s agreement other than because of his death or disability, the liquidation, dissolution or discontinuance of our business or “for cause,” and if Dr. Dickson executes a release and settlement agreement in a form acceptable to us, Dr. Dickson will be entitled to:

•	a lump sum payment in an amount equal to three months of his base salary, payable 30 days after the termination; and

•	continuation of benefits for the shorter of three months, or until Dr. Dickson obtains reasonably comparable benefits coverage from another employer.

Dr. Dickson has also entered into a Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement with us that contains non-competition, non-solicitation, invention assignment, confidentiality and nondisparagement provisions that are identical to those contained in Mr. Collard’s Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement.

Scott B. Townsend

On November 6, 2007, we entered into an amended and restated employment agreement with Mr. Townsend. The employment agreement has an initial term that extends through December 31, 2009 and automatically extends for additional one-year terms after the initial term unless either party gives notice of nonrenewal at least 90 days prior to the then applicable anniversary of the commencement date of the agreement.

Under the employment agreement, Mr. Townsend is paid a base salary, which is subject to adjustment by our board of directors. As amended on September 16, 2008, the employment agreement provides that Mr. Townsend is also eligible for an annual cash bonus of 35% of his annual base salary and an annual equity award. The employment agreement provides that if we terminate Mr. Townsend’s employment other than for “cause” or if Mr. Townsend terminates his employment for “good reason,” then we are obligated to provide the following to Mr. Townsend, provided that Mr. Townsend executes and delivers to us a severance agreement and release drafted by and satisfactory to our legal counsel:

•	a lump sum payment equal to his annual base salary in effect at that time;

•	monthly payments in the amount of 100% of the monthly COBRA premiums for continued health and dental coverage for him and his dependents, and 100% of the amount of the monthly premiums paid by us for life insurance and disability insurance for him until the earlier of one year after termination or the last day of the first month when he is eligible for benefits through other employment;

•	a pro rata payment of his target cash bonus in effect in the year of termination;

•	accelerated vesting of 50% of his outstanding unvested stock options and restricted stock, but if we terminate Mr. Townsend’s employment other than for cause or if Mr. Townsend terminates his employment for good reason during a “change of control period,” 100% of his outstanding unvested stock options and restricted stock will vest; and

•	if we terminate Mr. Townsend’s employment other than for cause or if Mr. Townsend terminates his employment for good reason in connection with a change of control, Mr. Townsend is entitled to up to three months of outplacement services.

If Mr. Townsend voluntarily resigns, he is entitled to a pro rata payment of his annual bonus from the previous year provided that he gives us 90-days’ prior written notice of his resignation and executes a severance agreement and release drafted by and satisfactory to our legal counsel.

If we experience a change of control, Mr. Townsend is entitled to accelerated vesting of 50% of his then outstanding unvested stock options and restricted stock regardless of whether his employment is terminated. Because the Merger constituted a change of control, 50% of Mr. Townsend’s unvested stock options and restricted stock outstanding as of October 31, 2008 vested upon consummation of the Merger. In addition, under a special bonus program established by our board of directors in July 2008 (based on the recommendation of the Compensation Committee), Mr. Townsend also received a $50,000 special bonus for remaining employed with us until the completion of the Merger.

Mr. Townsend has agreed not to compete with us during the term of his employment with us and for a one-year period after termination of his employment with us for any reason or after a change of control. This non-competition obligation also prohibits Mr. Townsend from soliciting, among others, our employees and customers. Mr. Townsend has also agreed not to disclose any confidential information obtained during his employment. We expect that any severance agreement and release that we would enter into with Mr. Townsend would contain provisions whereby Mr. Townsend would reaffirm these obligations and non-disparagement clauses of perpetual duration, compliance with which would be a condition to the receipt of payments.

In anticipation of Mr. Townsend’s service to us following the Merger, on September 16, 2008, we entered into an amendment to Mr. Townsend’s amended and restated employment agreement. This amendment became effective when the Merger was consummated on October 31, 2008 and remains in effect through December 31, 2010. Under the terms of this amendment, Mr. Townsend serves as our General Counsel, Executive Vice President of Legal Affairs and Secretary. The amendment provides for an increase in Mr. Townsend’s annual target cash bonus as a percentage of his base salary from 30% to 35% and an actual annual cash bonus for Mr. Townsend for 2008 of not less than 35% of his base salary. Under the amendment, Mr. Townsend is also eligible to participate in all of the post-Merger benefit plans and programs, including a car allowance, that we provide to our other vice president or executive vice president level executive officers. Because the amendment also contemplates that Mr. Townsend may continue to reside in Massachusetts following our relocation to North Carolina, Mr. Townsend is also reimbursed for expenses related to a home office in Massachusetts.

In connection with the amendment, on September 16, 2008, we also entered into a restricted stock agreement with Mr. Townsend that provided for a restricted stock grant to Mr. Townsend on the first business day after the consummation of the Merger of the number of shares of common stock representing 1% of our outstanding equity on such date, on a fully diluted basis, but excluding the shares of our common stock underlying warrants issued in connection with a June 2005 private placement and an October 2006 registered offering. We refer to this restricted stock grant herein as the Post-Merger Grant. On November 3, 2008, we issued Mr. Townsend 148,722 shares of restricted stock pursuant to this agreement. This restricted stock vests as to 25% of the shares subject to the award on May 1, 2009, 25% of the shares on May 1, 2010, 25% of the shares on May 1, 2011 and 25% of the shares on May 1, 2012.

The amendment to Mr. Townsend’s amended and restated employment agreement specifically recognizes that our relocation to North Carolina constitutes “good reason” under his amended and restated employment agreement. Accordingly, the amendment provides that if Mr. Townsend’s employment is terminated at any time on or before December 31, 2009 by us without cause, by Mr. Townsend for good reason or because of Mr. Townsend’s death or disability, we will provide to Mr. Townsend or his estate, as applicable, the payments and benefits described above pursuant to his existing amended and restated employment agreement. However, if Mr. Townsend resigns his employment for good reason on or before December 31, 2009 related to our relocation to North Carolina, the accelerated vesting of his outstanding unvested stock options and restricted stock will not include the Post-Merger Grant. If we terminate Mr. Townsend’s employment without cause prior to December 31, 2009, then vesting will accelerate with respect to 35% of the Post-Merger Grant, unless such termination is during a “change of control period” relating to a transaction other than the Merger, in which case, the vesting will accelerate with respect to 100% of the Post-Merger Grant. Mr. Townsend would be entitled to the payments and benefits described above pursuant to his existing amended and restated employment agreement if his employment is terminated after December 31, 2009 by us without cause or by Mr. Townsend for good reason not related to our relocation.

Named Executive Officers Who Are No Longer Employed by Us

Four of our named executive officers are no longer employed by us: Mr. Thomas, Dr. Phillips, Mr. Kelly and Mr. Young. We entered into amended and restated employment agreements with Mr. Thomas, Dr. Phillips and Mr. Young in November 2007 and an employment agreement with Mr. Kelly in August 2007. In April 2008, we entered into a further amended and restated employment agreement with Dr. Phillips in connection with his appointment as our President and Chief Executive Officer following Mr. Thomas’s resignation.

The employment agreements with these named executive officers provide that each of these executive officers was entitled to a base salary, which was subject to adjustment by our board of directors. These agreements also provided that each of these executive officers was eligible for an annual cash bonus of a specified percentage of his annual base salary and an annual equity award. The target award percentage was 40% for Mr. Thomas, 35% for Dr. Phillips, 30% for Mr. Kelly and 30% for Mr. Young.

Under Mr. Thomas’s employment agreement, Mr. Thomas received a one-time special cash bonus of $625,000 in February 2008 because he remained employed with us through January 31, 2008. Mr. Thomas voluntarily resigned as our President and Chief Executive Officer in March 2008. Because he did not provide us 90-days’ prior written notice of his intention to resign, Mr. Thomas was not entitled to any severance as a result of the termination of his employment.

Dr. Phillips’s and Mr. Kelly’s employment was terminated on October 31, 2008 at the effective time of the Merger. Mr. Young remained employed by us until November 14, 2008 to assist our new management team with the post-Merger transition. Because these executive officers were terminated without “cause” during a “change of control period” and they each executed and delivered to us severance agreements and releases drafted by and satisfactory to our legal counsel, these named executive officers became entitled to receive the following:

•	a lump sum payment, which for Dr. Phillips equaled 1.5 times his annual base salary and for each of Mr. Kelly and Mr. Young equaled 1.0 times his annual base salary;

•	monthly payments in the amount of 100% of the monthly COBRA premiums for continued health and dental coverage for Dr. Phillips and Mr. Young and their respective dependents and 80% of the monthly COBRA premiums for continued health and dental coverage for Mr. Kelly and his dependents, and 100% of the amount of the monthly premiums paid by us for life insurance and disability insurance for each of these executive officers until the earlier of 18 months for Dr. Phillips, and one year for Mr. Kelly and Mr. Young, after termination or the last day of the first month when such executive is eligible for benefits through other employment;

•	a pro rata payment of his target cash bonus in effect in the year of termination;

•	accelerated vesting of 100% of his outstanding unvested stock options and restricted stock; and

•	up to three months of outplacement services.

As provided in his employment agreement, Dr. Phillips also received a one-time lump sum payment of $175,000 following the consummation of the Merger. In addition, under a special bonus program established by our board of directors in July 2008 (based on the recommendation of the Compensation Committee), Mr. Kelly and Mr. Young received special bonuses of $45,000 and $35,000, respectively, for remaining employed with us until the completion of the Merger.

Each of Mr. Thomas, Dr. Phillips, Mr. Kelly and Mr. Young agreed not to compete with us during his employment with us and for a one-year period after the termination of his employment. Each of these executive officers has also agreed not to disclose any confidential information obtained during his employment and, for a two-year period after the termination of his employment, not to make any false, disparaging or derogatory statements in public or private regarding us or any of our directors, officers, employees, agents or representatives. In addition, the severance agreements and releases that were executed by Dr. Phillips, Mr. Kelly and Mr. Young contain provisions whereby these executive officers reaffirmed these obligations and non-disparagement clauses of perpetual duration, compliance with which is a condition to the receipt of payments.

Definitions

For the purposes of Mr. Collard’s executive retention agreement and Dr. Dickson’s employment agreement, the terms “cause” and “for cause,” respectively, have the following meanings:

•	breach of the executive retention agreement or employment agreement, as applicable, failure to diligently and properly perform his duties or, with respect to Dr. Dickson, failure to achieve the objectives specified by our board of directors;

•	misappropriation or unauthorized use of our property or breach of the executive officer’s Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement;

•	failure to comply with our policies and/or directives of our board of directors;

•	use of illegal drugs or any illegal substance, or the use of alcohol in a manner detrimental to the performance of his duties;

•	dishonest or illegal action or, with respect to Dr. Dickson, any other action, whether or not dishonest or illegal, that is materially detrimental to us;

•	failure to fully disclose material conflicts of interest;

•	any adverse action or omission that would be required to be disclosed pursuant to public securities laws or that would limit our ability or the ability of any of our affiliates to sell securities or cause us to be disqualified from an exemption otherwise available; or

•	violation of our policies prohibiting harassment, unlawful discrimination, retaliation or workplace violence.

For the purposes of Mr. Collard’s executive retention agreement, the terms below have the following meanings:

“change in control” means any one or more of the events or occurrences set below:

•	acquisition of ownership of our stock by any one person or group that, together with stock previously held by such person or group, constitutes more than 50% of our stock’s total fair market value or total voting power; provided however, that the following acquisitions are not a change in control: (1) any acquisition of ownership of our stock for the primary purpose of a debt or equity financing of us; or (2) the acquisition of any of our stock by any person that was a stockholder of Cornerstone BioPharma on February 8, 2006; or (3) any acquisition in which we become a subsidiary of another corporation and in which our stockholders immediately prior to the transaction will own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors; and

•	acquisition by any one person, or more than one person acting as a group, of our assets that have a total gross fair market value equal to or more than 90% of the total gross fair market value of all of our assets immediately prior to the acquisition; provided, however, that any acquisition of any of our assets by any person or group that was a stockholder of Cornerstone BioPharma on February 8, 2006 does not constitute a change in control.

“good reason” means the occurrence, without Mr. Collard’s written consent, of any of the events or circumstances below:

•	assignment of duties to Mr. Collard inconsistent with his position;

•	reduction in Mr. Collard’s annual base salary;

•	failure to continue material compensation or benefit plans or programs, continue Mr. Collard’s participation in such plans, or award bonuses to Mr. Collard substantially consistent with past practice;

•	relocation of Mr. Collard more than 50 miles from his location immediately prior to the change in control, or requiring Mr. Collard to travel on business to a substantially greater extent than immediately prior to the change in control;

•	failure to obtain a satisfactory agreement from any successor to assume and agree to perform the agreement; or

•	failure to pay or provide Mr. Collard any portion of his compensation or benefits due within 10 days of being due, or any material breach of Mr. Collard’s executive retention agreement.

For the purposes of Mr. Townsend’s, Mr. Thomas’s, Dr. Phillips’s, Mr. Kelly’s and Mr. Young’s employment agreements, the terms below have the following meanings:

“change of control” means:

•	acquisition of beneficial ownership of our stock by any individual, entity or group such that after the acquisition such person(s) beneficially owns 50% or more of the combined voting power of our then outstanding securities entitled to vote generally in the election of directors; provided, however, that the following acquisitions are not a change of control: (1) any acquisition directly from us or (2) acquisitions in connection with certain mergers or consolidations;

•	replacement of a majority of our board of directors with directors who are not elected or recommended for election by a majority of our board;

•	consummation of a merger, consolidation, reorganization, recapitalization or share exchange, or a sale or other disposition of all or substantially all of our assets, unless certain conditions are met; or

•	our liquidation or dissolution.

“change of control period” means the period from three months before until one year after the date on which a “change of control” occurs.

For purposes of Mr. Townsend’s employment agreement, “good reason” means:

•	any material reduction in the annual base compensation payable to Mr. Townsend (but exclusive of any cash bonus, annual equity award or other similar cash bonus or equity plan);

•	relocation of the place of business at which Mr. Townsend is principally located to a location that is greater than thirty (30) miles from its current location;

•	failure by us to comply with a material term of Mr. Townsend’s employment agreement; or

•	significant reduction in Mr. Townsend’s duties, responsibilities or position.

“cause” means:

•	failure to perform his material responsibilities to us;

•	misconduct that is materially injurious to us, or a determination by us within 30 days of the executive officer’s resignation that discharge for such misconduct was warranted; or

•	material breach by the executive of the non-competition or the proprietary information and developments sections of his employment agreement.

Stock Incentive Plans

Overview

Our named executive officers have received equity awards under two equity plans: the 2004 Stock Incentive Plan and the 2005 Stock Incentive Plan, which we refer to as the Plans.

The 2004 Stock Incentive Plan provides for the award to our employees, directors and consultants of up to 587,333 shares of common stock (as of December 31, 2008 and as adjusted for the effect of our

October 31, 2008 reverse stock split) to be granted through incentive and nonstatutory stock options, restricted stock and other stock-based awards. The exercise price of stock options granted under the 2004 Stock Incentive Plan is determined by the Compensation Committee and may be equal to or greater than the fair market value of our common stock on the date the option is granted. Equity awards granted under the 2004 Stock Incentive Plan generally become exercisable over a period of four years from the date of grant and expire 10 years after the grant date. As of December 31, 2008, there were 153,083 shares available for award, under the 2004 Stock Incentive Plan.

The 2004 Stock Incentive Plan provides for an annual increase in the number of shares authorized for award under the plan, if approved by our board of directors. This increase, if approved, is effective on January 1 of each year and may not exceed the lesser of 4% of our outstanding shares on the effective date of the increase or 133,333 shares. Pursuant to this provision, on December 18, 2008, our independent directors authorized an additional 133,333 shares of common stock for award under the plan, effective January 1, 2009.

In connection with the Merger, we assumed from Cornerstone BioPharma the 2005 Stock Incentive Plan and the equity awards outstanding thereunder. The 2005 Stock Incentive Plan was adopted by Cornerstone BioPharma in December 2005 and provided for the award to Cornerstone BioPharma’s employees, directors and consultants of up to 2,380,779 shares of common stock (as adjusted for the effect of our October 31, 2008 reverse stock split and the Merger) through incentive and nonstatutory stock options, restricted stock and other stock-based awards.

Cornerstone BioPharma’s board of directors determined the terms and grant dates of all equity awards issued under the 2005 Stock Incentive Plan and the underlying fair market value of Cornerstone BioPharma’s common stock covered by such awards. Under the 2005 Stock Incentive Plan, equity awards generally become exercisable over a period of four years from the date of grant and expire 10 years after the grant date.

Prior to the closing of the Merger, Cornerstone BioPharma made equity awards totaling 2,380,779 (as adjusted for the effect of our October 31, 2008 reverse stock split and the Merger) shares under the 2005 Stock Incentive Plan that had not been returned to the plan. In connection with the Merger, on October 31, 2008, Cornerstone BioPharma’s board amended the 2005 Stock Incentive Plan to provide that no shares of common stock corresponding to terminated awards will be returned to the 2005 Stock Incentive Plan. Accordingly, as of December 31, 2008, there were no shares available for award under the 2005 Stock Incentive Plan.

Changes in Capitalization

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of our common stock other than an ordinary cash dividend, we must, to the extent determined by our board of directors, appropriately adjust, or make substitute awards, if applicable, for (1) the number and class of securities available under the Plans, (2) the number and class of securities and exercise price per share of each outstanding option, (3) the repurchase price per share subject to each outstanding restricted stock award, and (4) the terms of each other outstanding award.

Liquidations and Dissolutions

If we are liquidated or dissolved, each of the Plans requires (except in certain circumstances in connection with a “reorganization event” as specified in the 2004 Stock Incentive Plan) our board of directors, upon written notice to the plan participants, to provide that all then unexercised options will become exercisable in full as of a specified time prior to the effective date of such liquidation or dissolution and terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

Reorganization Events

If we undergo a reorganization event, the Plans require our board of directors to provide that all outstanding options under the Plans will be assumed, or equivalent options will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). If the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such options, then our board of directors generally must, upon written notice to the participants, provide that all then unexercised options will become exercisable in full as of a specified time prior to the reorganization event and will terminate immediately prior to the consummation of such reorganization event, except to the extent exercised by the participants before the consummation of such reorganization event.

Change in Control Events

Both the 2004 Stock Incentive Plan and the 2005 Stock Incentive Plan provide for certain benefits in connection with a “change in control event.” Currently, however, the provisions in the 2004 Stock Incentive Plan relating to a change in control event do not apply to any of our named executive officers because our named executive officers either (1) have not received any awards under the 2004 Stock Incentive Plan (Mr. Collard and Dr. Dickson) or (2) have separate employment agreements that supersede the change in control provisions of the 2004 Stock Incentive Plan (Mr. Townsend, Mr. Thomas, Dr. Phillips, Mr. Kelly and Mr. Young). Accordingly, the following discussion of change in control events only applies to the 2005 Stock Incentive Plan, under which only Mr. Collard and Dr. Dickson have received equity awards.

Under the 2005 Stock Incentive Plan, if a plan participant’s employment with us or the acquiring or succeeding corporation is terminated for “good reason” by the participant or is terminated without “cause” by us or the acquiring or succeeding corporation on or prior to the 12-month anniversary of the date of the consummation of the change in control event, the plan participants’ equity awards will become immediately exercisable. In addition, the option agreements relating to the awards received by Mr. Collard and Mr. Dickson in 2007 and 2008 under the 2005 Stock Incentive Plan provide that, immediately prior to, and contingent upon, the consummation of a change in control event, the equity awards, to the extent that they are then unvested, shall vest in full and become immediately exercisable.

Definitions

For purposes of the 2004 Stock Incentive Plan and the 2005 Stock Incentive Plan, a “reorganization event” means:

•	any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property;

•	any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction; or

•	solely with respect to the 2004 Stock Incentive Plan, our liquidation or dissolution.

For purposes of the 2005 Stock Incentive Plan, the terms below have the following meanings:

A “change in control event” means:

•	acquisition by any individual, entity or group of more than 50% of our outstanding common stock or voting securities, except for acquisitions directly from us or in connection with certain mergers or consolidations;

•	replacement of a majority of our board of directors with directors who are not elected or recommended for election by a majority of our board; or

•	consummation of a merger, consolidation, reorganization, recapitalization or share exchange, or a sale or other disposition of all or substantially all of our assets, unless certain conditions are met.

“good reason” means:

•	significant diminution in the plan participant’s title, authority or responsibilities;

•	reduction in the plan participant’s annual cash compensation; or

•	relocation of the plan participant’s place of business more than 50 miles from the current site.

“cause” means:

•	willful failure by the plan participant to perform his or her material responsibilities; or

•	willful misconduct by the plan participant that affects our business reputation.

Non-Equity Incentive Plan Compensation

Our current executive officers are eligible for annual cash bonuses pursuant to the terms of their respective employment agreements. Annual bonuses are intended to link our strategic and corporate operating plans with individual performance, and to provide executive officers with incentives to achieve greater corporate performance by focusing on the attainment of specific goals. The annual target cash bonus for each executive officer is determined annually by our Compensation Committee based on a percentage of such officer’s annual base salary, and for 2008 was set at 50% of base salary for our President and Chief Executive Officer, 40% of base salary for Mr. Lutz and 35% of base salary for all other executive officers. However, our Compensation Committee generally may make actual cash bonus awards that may be greater or less than the annual target cash bonus based on overall corporate performance and individual performance.

Pursuant to a September 16, 2008 amendment to our amended and restated employment agreement with Mr. Townsend, he was guaranteed an actual annual cash bonus for 2008 of not less than 35% of his annual base salary. With respect Mr. Dickson, the annual cash bonus amount approved by the Committee for 2008 equaled 100% of his annual target cash bonus. In determining the amount of the annual bonus for each executive officer other than Mr. Collard, our Compensation Committee considered that our 2008 net revenues, operating income and cash flows from operations all significantly exceeded budgeted amounts, as well as the executive officer’s achievement of individual goals established on a quarterly basis. At the beginning of each quarter, our President and Chief Executive Officer establishes individual quarterly goals for each executive officer, and these goals are provided to the executive officer in writing. These goals are tailored to the specific duties and responsibilities of each executive officer and are intended to focus the executive officers on achieving short-term objectives within their specific area of responsibility. Typically, our President and Chief Executive Officer meets with each executive officer periodically to track the progress of the executive officer’s quarterly goals. Our Compensation Committee considered each executive officer’s achievement of individual quarterly goals in determining his or her annual cash bonus.

In the case of Mr. Collard, our Compensation Committee approved a 2008 annual cash bonus amount equal to approximately 200% of Mr. Collard’s 2008 annual target cash bonus in recognition of his outstanding leadership and contributions to our 2008 financial performance and in connection with the Merger with Cornerstone BioPharma and post-merger integration activities.

Bonuses are paid to executive officers on an annual basis following completion of our audit. In order to be eligible to receive an annual bonus, the executive officer must be an employee at the time of the completion of the audit. With the exception of Mr. Collard, Mr. Price, and Mr. Townsend, executive officers whose employment is terminated prior to the completion of the audit will not receive any bonus payment for the prior fiscal year, regardless of whether such executive officer was employed at the end of the fiscal year. Under their employment agreements, described in the section “Narrative Disclosure to Summary Compensation Table — Employment Agreements,” Mr. Collard, Mr. Price, and Mr. Townsend would be entitled to receive certain annual bonus payments for the fiscal year under certain circumstances in the event their employment is terminated prior to the completion of our audit.

2008 Grants of Equity Awards

The table below summarizes the material terms of each equity award made to our named executive officers during the fiscal year ended December 31, 2008:

	Grant Date		Option Awards			Stock Awards
			Number of
			Securities		Option	Number of
			Underlying		Exercise	Shares of
Name			Options		Price	Stock Awarded

Craig A. Collard	10/31/2008	(1)	35,712	(2)	$3.90	—
Brian Dickson, M.D.	10/31/2008	(1)	23,808	(3)	$3.90	—
Scott B. Townsend, Esq.	11/03/2008	(4)	—		—	148,722
	2/14/2008	(5)				3,500	(6)
Trevor Phillips, Ph.D	—		—		—	—
Frank E. Thomas	—		—		—	—
Thomas P. Kelly	2/14/2008	(7)	—		—	3,500	(6)
Jeffrey E. Young	—		—		—	—

(1)	The vesting schedule for this option award is 25% on March 15, 2009, 25% on March 15, 2010, 25% on March 15, 2011, and 25% on March 15, 2012. These options expire on October 31, 2018.

(2)	Received in the Merger in exchange for stock options to acquire 150,000 shares of Cornerstone BioPharma common stock for $0.93 per share, granted on October 31, 2008 immediately prior to the Merger, based on an exchange ratio of 0.2380837.

(3)	Received in the Merger in exchange for stock options to acquire 100,000 shares of Cornerstone BioPharma common stock for $0.93 per share, granted on October 31, 2008 immediately prior to the Merger, based on an exchange ratio of 0.2380837.

(4)	The vesting schedule of this restricted stock award is 25% on May 1, 2009, 25% on May 1, 2010, 25% on May 1, 2011, and 25% on May 1, 2012.

(5)	The vesting schedule of this restricted stock award is 50% on August 14, 2008 and 50% on the second anniversary of the grant date. These shares of our common stock were purchased from us at a price of $0.01 per share (after adjustment for the 10-1 reverse stock split that occurred on October 31, 2008). In connection with the consummation of the Merger on October 31, 2008, 50% of the then unvested shares immediately vested.

(6)	Number of shares adjusted to reflect the 10-1 reverse stock split that occurred on October 31, 2008.

(7)	The vesting schedule of this restricted stock award is 50% on August 14, 2008 and 50% on the second anniversary of the grant date. These shares of our common stock were purchased from us at a price of $0.01 per share (after adjustment for the 10-1 reverse stock split that occurred on October 31, 2008). In connection with the consummation of the Merger on October 31, 2008, all unvested shares of this award immediately vested.

All Other Compensation

We have provided perquisites to our executive officers as a means of providing additional compensation to the executive officers, through the availability of benefits that are convenient for the executives to use when faced with the demands of their positions. These perquisites included the use of company cars or automobile allowances, and in the case of our Chief Executive Officer, a country club membership. In fiscal 2008, Mr. Collard received $33,311 in automobile related payments for company cars for personal use by Mr. Collard and his spouse.

In addition, our executive officers, like other employees, are entitled to participate in our employee benefit plans including medical insurance, dental insurance, vision insurance, life insurance, long-term disability insurance and a 401(k) savings plan. Our executive officers, unlike other employees, are not required to make any payments or other contributions in order to participate in the medical insurance, dental insurance or vision insurance plans.

Our executive officers are entitled to receive severance benefits upon qualifying terminations of employment, pursuant to provisions in each executive’s employment agreement or executive retention agreement and the terms of the 2005 Stock Incentive Plan. These severance arrangements are primarily intended to retain the executive officers, as the executive officers will forego the right to receive a significant payment if they voluntarily terminate their employment without good reason. In fiscal 2008, Dr. Phillips, Mr. Kelly, and Mr. Young were terminated by us without cause and received severance payments of $605,000, $349,375, and $256,035, respectively. For a description of these severance payments, see the section “Narrative Disclosure to Summary Compensation Table — Employment Agreements.”

Information Relating to Equity Awards and Holdings

Immediately prior to the consummation of the Merger, Cornerstone BioPharma made grants of stock options to certain of its executive officers. In connection with the Merger, we assumed all outstanding options to purchase Cornerstone BioPharma’s common stock, and these options became options to purchase our common stock. Unless otherwise noted, all stock options are granted with an exercise price equal to the closing price per share of our common stock reported by NASDAQ on the grant date. The following table sets forth information regarding unexercised stock options and restricted stock that has not vested for each of the named executive officers outstanding as of December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table sets forth information regarding unexercised stock options, stock that has not vested and equity incentive plan awards for each of the named executive officers outstanding as of December 31, 2008. All share numbers and exercise prices reflect the 10-1 reverse stock split that occurred on October 31, 2008.

	Option Awards(1)					Stock Awards
							Market
						Number	Value of
	Number of		Number of			of Shares	Shares or
	Securities		Securities			or Units	Units of
	Underlying		Underlying	Option		of Stock	Stock
	Unexercised		Unexercised	Exercise	Option	That	That
	Options (#)		Options (#)	Price	Expiration	Have Not	Have Not
Name	Exercisable		Unexercisable	($/Sh)	Date	Vested (#)	Vested ($)

Craig A. Collard	11,904	(2)	—	$0.42	8/1/2015	—	—
	59,521	(3)	178,562	$1.76	3/16/2017	—	—
	—	(4)	35,712	$3.90	10/31/2018	—	—
						—	—
Brian Dickson, M.D.	65,473	(2)	—	$0.42	5/9/2015	—	—
	26,784	(5)	8,928	$0.42	8/1/2015	—	—
	38,689	(6)	38,689	$0.42	8/1/2015	—	—
	44,640	(7)	133,922	$1.76	3/16/2017	—	—
	—	(8)	23,808	$3.90	10/31/2018	—	—
						—	—

	Option Awards(1)						Stock Awards
									Market
							Number		Value of
	Number of		Number of				of Shares		Shares or
	Securities		Securities				or Units		Units of
	Underlying		Underlying	Option			of Stock		Stock
	Unexercised		Unexercised	Exercise	Option		That		That
	Options (#)		Options (#)	Price	Expiration		Have Not		Have Not
Name	Exercisable		Unexercisable	($/Sh)	Date		Vested (#)		Vested ($)

Scott B. Townsend, Esq.	7,400	(9)	—	$48.40	8/19/2014		—		—
	1,484	(9)	16	$77.50	1/20/2015		—		—
	3,457	(9)	543	$71.20	1/2/2016		—		—
	4,061	(9)	939	$38.00	6/24/2016		—		—
	1,874	(9)	626	$18.80	12/26/2016		—		—
	2,603	(9)	1,397	$21.50	3/16/2017		—		—
	—		—	—	—		625	(10)	1,656
	—		—	—	—		875	(11)	2,319
	—		—	—	—		148,722	(12)	394,113
Trevor Phillips, Ph.D.	15,892	(13)	—	$10.50	12/19/2013	(14)	—		—
	22,500	(13)	—	$59.90	9/7/2014	(14)	—		—
	10,000	(13)	—	$71.20	1/2/2016	(14)	—		—
	6,000	(13)	—	$38.00	6/24/2016	(14)	—		—
	10,000	(13)	—	$18.80	12/26/2016	(14)	—		—
	1,500	(13)	—	$28.50	5/31/2017	(14)	—		—
	20,000	(13)	—	$18.00	11/4/2017	(14)	—		—
			—				—		—
Frank E. Thomas	—		—	—	—		—		—
							—		—
Thomas P. Kelly	15,000	(13)	—	$22.50	8/19/2017	(14)	—		—
Jeffrey E. Young	5,000	(13)	—	$57.50	4/27/2015	(15)	—		—
	250	(13)	—	$85.80	10/12/2015	(15)	—		—
	750	(13)	—	$68.30	12/19/2015	(15)	—		—
	500	(13)	—	$49.50	4/2/2016	(15)	—		—
	5,000	(13)	—	$38.00	6/24/2016	(15)	—		—
	1,500	(13)	—	$18.80	12/26/2016	(15)	—		—

(1)	Except as otherwise noted, the option awards reflected in these columns will vest in 25% increments on each of the first, second, third, and fourth anniversary of the date of the grant. Unless otherwise noted, the grant date of each option award is the date 10 years prior to the expiration date reflected in this table.

(2)	As of December 31, 2008, this option award was fully vested.

(3)	The vesting schedule for this option award is 25% on March 16, 2008, 25% on March 16, 2009, 25% on March 16, 2010, and 25% on March 16, 2011.

(4)	The vesting schedule for this option award is 25% on March 15, 2009, 25% on March 15, 2010, 25% on March 15, 2011, and 25% on March 15, 2012.

(5)	The vesting schedule for this option award is 25% on August 1, 2006, 25% on August 1, 2007, 25% on August 1, 2008, and 25% on August 1, 2009.

(6)	The vesting schedule for this option award is 25% on February 9, 2007, 25% on February 9, 2008, 25% on February 9, 2009, and 25% on February 9, 2010.

(7)	The vesting schedule for this option award is 25% on March 16, 2008, 25% on March 16, 2009, 25% on March 16, 2010, and 25% on March 16, 2011.

(8)	The vesting schedule for this option award is 25% on March 15, 2009, 25% on March 15, 2010, 25% on March 15, 2011, and 25% on March 15, 2012.

(9)	Shares subject to these options vest as to 25% of such shares on the first anniversary of the date of grant and as to the remaining shares in 36 approximately equal monthly installments beginning one month thereafter.

(10)	The vesting schedule for this restricted stock award is 50% on May 5, 2008 and 50% on November 5, 2009. These shares of our common stock were purchased from us at a price of $0.01 per share (after adjustment for the 10-1 reverse stock split that occurred on October 31, 2008). The grant date for the award was November 5, 2007. In connection with the consummation of the Merger on October 31, 2008, 50% of the then unvested shares immediately vested.

(11)	The vesting schedule of this restricted stock award is 50% on August 14, 2008 and 50% on the second anniversary of the grant date. These shares of our common stock were purchased from us at a price of $0.01 per share (after adjustment for the 10-1 reverse stock split that occurred on October 31, 2008). The grant date for the award was February 14, 2008. In connection with the consummation of the Merger on October 31, 2008, 50% of the then unvested shares of this award immediately vested.

(12)	The vesting schedule of this restricted stock award is 25% on May 1, 2009, 25% on May 1, 2010, 25% on May 1, 2011, and 25% on May 1, 2012. The grant date for the award was November 3, 2008.

(13)	These options vested immediately upon consummation of the Merger on October 31, 2008.

(14)	The date listed is the original expiration date of the option at the time of grant. These option awards expired on January 29, 2009, which was 90 days after the termination of employment of the listed individual on October 31, 2008.

(15)	The date listed is the original expiration date of the option at the time of grant. These option awards expired on February 12, 2009, which was 90 days after the termination of employment of Mr. Young on November 14, 2008.

Payments Upon Termination or Change of Control

As discussed above, we have entered into employment and/or retention agreements with each of our named executive officers. These agreements provide for payments and benefits under specified circumstances to the named executive officer upon termination of employment and, with respect to each of our named executive officers other than Dr. Dickson, if we experience a change of control. In addition, the 2004 Stock Incentive Plan and the 2005 Stock Incentive Plan each provide for adjustments to or accelerated vesting of equity awards under specified circumstances. For additional information regarding these agreements and our Plans, see “Information About Executive and Director Compensation — Executive Compensation — Narrative Disclosure to Summary Compensation Table”, above.

Compensation of Directors

In 2008, we used option awards to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, we considered both the significant amount of time directors expend in fulfilling their duties to us and the skill level required to be a director.

The table below summarizes the compensation paid by Cornerstone to its directors for the fiscal year ended December 31, 2008.

	Fees Earned or Paid		All Other
Name(1)	in Cash ($)	Option Awards ($)	Compensation ($)	Total ($)

Christopher Codeanne	10,167	2,316	—	12,483
Michael Enright	10,333	2,316	—	12,649
Michael Heffernan	10,750	2,316	—	13,066
Alastair McEwan(2)	34,359	40,475	20,565	95,399
Richard W. Dugan(3)	49,500	30,881	—	80,381
Jean George(3)	45,000	30,881	—	75,881
Christopher Mirabelli, Ph.D.(3)(4)	—	—	—	—
M. Cory Zwerling(5)	2,000	3,044	—	5,044

(1)	Craig A. Collard, our President and Chief Executive Officer, is a director but receives no additional compensation for his services as a director. The compensation received by Mr. Collard, Dr. Phillips and Mr. Thomas as our President and Chief Executive Officer in 2008 is shown in the “Summary Compensation Table.”

(2)	In addition to compensation for his service as a director, in 2008 Mr. McEwan received a salary, annual bonus and certain benefits for providing consulting services to Cornerstone BioPharma and, following the Merger, to us until December 31, 2008. These amounts are reflected in the “All Other Compensation” column for Mr. McEwan. For a more complete description of Mr. McEwan’s consulting arrangement, please see “Transactions with Related Persons.”

(3)	Mr. Dugan, Ms. George and Dr. Mirabelli resigned from our board of directors on October 31, 2008 in connection with the closing of the Merger.

(4)	Dr. Mirabelli waived annual fees and meeting fees for 2008. Dr. Mirabelli also waived an option award.

(5)	Mr. Zwerling resigned from our board of directors on February 14, 2008. The amount in the “Option Awards” column for Mr. Zwerling includes the value of a stock option granted to Mr. Zwerling in connection with his consulting agreement.

Our Non-Employee Director Compensation and Reimbursement Policy that was in effect prior to October 31, 2008, or the Prior Compensation Policy, provided that each non-employee member of our board of directors was eligible to receive the following fees:

•	$3,000 for each meeting of the board of directors, up to a maximum of five in any calendar year, that the director attended in person;

•	$1,000 for each additional meeting of the board of directors, in excess of five in any calendar year, that the director attended in person;

•	$1,500 for each meeting of any board committee on which the director served that the director attended in person; and

•	$1,000 for each meeting of the board or board committee on which the director served that the director attended by teleconference.

The annual fee for the lead independent director was $7,000, the annual fee for the chair of the Audit Committee was $6,500, the annual fee for the chair of the Compensation Committee was $6,000 and the annual fee for the chair of the Nominating and Corporate Governance Committee was $5,000.

Under the Prior Compensation Policy, each non-employee director also received an option to purchase up to 25,000 shares of our common stock upon his or her initial election to our board of directors and an option to purchase up to 15,000 shares of our common stock at each year’s annual meeting after which he or she continued to serve as a director. Non-employee directors serving on the board of directors for less than a full year received a pro rata portion of the stock option grant that we made to non-employee directors following our annual meeting each year. The shares subject to these options became exercisable in 36 equal monthly installments beginning one month from the date of grant. The Prior Compensation Policy provided that our directors were also eligible to participate in the 2004 Stock Incentive Plan.

On December 18, 2008, our board of directors approved an Amended and Restated Non-Employee Director Compensation and Reimbursement Policy effective October 31, 2008, or the Current Compensation Policy. The Current Compensation Policy provides that each non-employee member of our board of directors is eligible to receive the following:

•	A $30,000 annual retainer, payable in installments of $7,500 quarterly in arrears; and

•	Up to an annual aggregate maximum of $15,000 for attendance fees for the following:

•	$2,000 for each meeting of the board of directors that the director attends in person;

•	$1,000 for each meeting of any board committee on which the director serves that the director attends in person;

•	$1,000 for each meeting of the board of directors that the director attends by teleconference; and

•	$500 for each meeting of any board committee on which the director serves that the director attends by teleconference.

The annual fee for the lead independent director, if any, is $10,000, the annual fee for the chair of the Audit Committee is $10,000, the annual fee for the chair of the Compensation Committee is $7,500 and the annual fee for the chair of the Nominating and Corporate Governance Committee is $5,000.

Under the Current Compensation Policy, each non-employee director also receives an option to purchase up to 15,000 shares of our common stock upon his or her initial election to our board of directors and an option to purchase up to 10,000 shares of our common stock at each year’s annual meeting after which he or she continues to serve as a director. Non-employee directors serving on the board of directors for less than a full year receive a pro rata portion of the stock option grant that we make to non-employee directors following our annual meeting each year. The shares subject to these options become exercisable in 36 equal monthly installments beginning one month from the date of grant.

We reimburse each non-employee director for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and its committees. We pay all reasonable expenses related to continuing director education. However, we pay only a pro rata portion of those expenses for our non-employee directors who serve on any additional public company boards.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2008 regarding securities authorized for issuance under our equity compensation plans, consisting of our 2004 Stock Incentive Plan, our 2003 Stock Incentive Plan, as amended, our 2000 Equity Incentive Plan, as amended, the Cornerstone BioPharma Holdings, Inc. 2005 Stock Incentive Plan, as amended and restated, and the Cornerstone BioPharma Holdings, Inc. 2005 Stock Option Plan, as amended and restated. All of our equity compensation plans were approved by our stockholders, except that the 2005 Stock Incentive Plan and the 2005 Stock Option Plan were approved by Cornerstone BioPharma’s stockholders prior to the Merger. In connection with the Merger, we assumed each outstanding option, whether vested or unvested, to purchase Cornerstone BioPharma’s common stock, and these options became options to purchase our common stock. We assumed the 2005 Stock Incentive Plan and the 2005 Stock Option Plan on the same terms and conditions as were applicable under those plans immediately prior to the effective time of Merger.

Equity Compensation Plan Information

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a))(1)(2)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders	2,437,572	$5.45	153,083
Equity compensation plans not approved by stockholders	—	—	—

Total	2,437,572	$5.45	153,083

(1)	In addition to being available for future issuance upon exercise of stock options that may be granted after December 31, 2008, our 2004 Stock Incentive Plan, as amended, provides for the issuance of restricted stock awards and other stock-based awards.

(2)	As discussed above under “Narrative Disclosure to Summary Compensation Table — Stock Incentive Plans,” pursuant to the terms of the 2004 Stock Incentive Plan, during December 2008 our independent directors increased the number of shares available for award under the 2004 Stock Incentive Plan by 133,333 shares, effective January 1, 2009.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of our board of directors consists of Mr. Heffernan, Mr. Codeanne and Mr. Enright. Mr. Heffernan is the chairman of the Compensation Committee. No member of the Compensation Committee was at any time during the fiscal year ended December 31, 2008, or formerly, an officer or employee of Cornerstone Therapeutics or any subsidiary of Cornerstone Therapeutics, nor has any member of the Compensation Committee had any relationship with us during the fiscal year ended December 31, 2008 requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

None of our executive officers has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director or member of the Compensation Committee.

PROPOSAL TWO — APPROVAL OF THE 2004 STOCK INCENTIVE PLAN, AS AMENDED AND
RESTATED

On April 13, 2009, our board of directors approved, subject to stockholder approval, an amendment and restatement of our 2004 Stock Incentive Plan, to increase the number of shares of common stock authorized for issuance to a total of 1,720,666 shares, representing an increase of 1,000,000 shares. The 2004 Stock Incentive Plan, as amended and restated, also increases the number of shares that may be granted to a participant in a calendar year from 80,000 to 500,000 and includes administrative amendments to (i) reflect our name change from Critical Therapeutics, Inc. to Cornerstone Therapeutics Inc., (ii) adjust various numeric limitations in the 2004 Stock Incentive Plan to reflect our reverse stock splits on October 31, 2008 and May 20, 2004 and (iii) change references to the “non-employee” directors to “independent” directors.

The board of directors wishes to provide for additional shares of common stock to be made available for the grant of options to attract and retain the best available personnel, provide additional incentive to our officers, employees, consultants and non-employee directors and promote the success of our business. The board of directors wishes to increase the number of shares that may be granted to a participant in a calendar year to provide the flexibility to grant awards of a sufficient size to achieve these goals.

Stockholders are asked to approve the 2004 Stock Incentive Plan, as amended and restated, to qualify the additional 1,000,000 options for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code, to qualify compensation under the 2004 Stock Incentive Plan as performance-based for purposes of Section 162(m), and in order to satisfy NASDAQ guidelines relating to equity compensation. If stockholder approval is not received, the Compensation Committee will reconsider the amendment to increase the number of shares of common stock authorized for issuance under the 2004 Stock Incentive Plan and the present plan would remain in effect without such amendment.

Board Recommendation

The board of directors believes that the future success of Cornerstone Therapeutics depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating our officers, employees, consultants and non-employee directors. Accordingly, the board of directors unanimously recommends a vote “FOR” the approval of the 2004 Stock Incentive Plan, as amended and restated.

Summary of the 2004 Stock Incentive Plan Features

The following is a brief summary of the 2004 Stock Incentive Plan, as amended and restated, and is qualified in its entirety by reference to the copy of the proposed 2004 Stock Incentive Plan, as amended and restated, attached to this proxy statement as Appendix A.

Description of Awards

The 2004 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue, nonstatutory stock options, restricted stock awards, and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively “Awards”).

Incentive Stock Options and Nonstatutory Stock Options.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. The 2004 Stock Incentive Plan permits the board of directors to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to Cornerstone Therapeutics of shares of common stock, by delivery of a promissory note, or by any other lawful means.

Restricted Stock Awards.  Restricted stock Awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Other Stock-Based Awards.  Under the 2004 Stock Incentive Plan, the board of directors has the right to grant other Awards based upon the common stock having such terms and conditions as the board of directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights.

Limitation on Shares Available for Awards.  No more than 80,000 shares of our common stock, or such other number of shares as may be determined by a vote of our independent directors, following a recommendation of the Compensation Committee or any other committee designated by the board of directors, may be issued pursuant to all Awards other than options or stock appreciation rights.

Shares Available for Issuance under the 2004 Stock Incentive Plan.  The 2004 Stock Incentive Plan provides for the award to our employees, directors and consultants of up to 587,333 shares of common stock (as of December 31, 2008 and as adjusted for the effect of our October 31, 2008 reverse stock split) to be granted through incentive and nonstatutory stock options, restricted stock and other stock-based Awards. In addition, under the terms of the 2004 Stock Incentive Plan, the number of shares of our common stock available for issuance under the 2004 Stock Incentive Plan may be increased annually on the first day of each of our fiscal years beginning on January 1, 2005 and ending on January 1, 2014 by an amount determined by our board of directors prior to the first day of such fiscal year, by a vote of a majority of our independent directors following a recommendation by the Compensation Committee or other committee designated by our board of directors. Notwithstanding this provision of the 2004 Stock Incentive Plan, the board of directors may not act to increase the number of shares available under the 2004 Stock Incentive Plan by an amount which would exceed the lesser of 133,333 shares or 4% of the number of shares of our common stock that are outstanding on the first day of the fiscal year in question. Furthermore, any such increase, when taken together with any other increases proposed by the board of directors in the number of shares available for issuance under all other employee or director stock plans we maintain, may not result in the total number of shares then available for issuance under all employee and director stock plans exceeding 30% of the number of shares of our common stock that our outstanding on the first day of the fiscal year in question. Pursuant to this provision, on December 18, 2008, our board of directors authorized an additional 133,333 shares of common stock for award under the plan, effective January 1, 2009. Accordingly, the number of shares of our common stock available for issuance under the 2004 Stock Incentive Plan is 720,666 as of April 24, 2009, the date this proxy statement is being mailed to stockholders. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2004 Stock Incentive Plan.

Eligibility to Receive Awards

Officers, employees, prospective employees, directors, consultants and advisors of Cornerstone Therapeutics and its subsidiaries are eligible to be granted Awards under the 2004 Stock Incentive Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2004 Stock Incentive Plan as currently in effect may not exceed 80,000 shares per calendar year. Under the 2004 Stock Incentive Plan, as amended and restated, this per-participant limit will be 500,000 shares per calendar year.

As of April 15, 2009, approximately 125 employees, including the Company’s seven executive officers, and four non-employee directors were eligible to receive Awards under the 2004 Stock Incentive Plan. In 2008, we made option grants to our named executive officers under the 2004 Stock Incentive Plan, and we expect that we will make additional option grants to them under the 2004 Stock Incentive Plan in the future. For additional information, please see “Information About Executive and Director Compensation — 2008 Grants of Equity Awards” and “Information About Executive and Director Compensation — Outstanding Equity Awards at Fiscal Year-End 2008.” However, the granting of Awards under the 2004 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On April 15, 2009, the last reported sale price of our common stock on the NASDAQ Capital Market was $3.80.

Administration

The 2004 Stock Incentive Plan is administered by the board of directors. The board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2004 Stock Incentive Plan and to interpret the provisions of the 2004 Stock Incentive Plan. Pursuant to the terms of the 2004 Stock Incentive Plan, the board of directors may delegate authority under the 2004 Stock Incentive Plan to one or more committees of the board of directors, and subject to certain limitations, to one or more officers of Cornerstone Therapeutics. The board of directors has authorized the Compensation Committee to administer the 2004 Stock Incentive Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2004 Stock Incentive Plan, the board of directors, or the Compensation Committee or any other committee or officer to whom the board of directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of common stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The board of directors is required to make appropriate adjustments in connection with the 2004 Stock Incentive Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. On October 31, 2008, the board of directors adjusted the 2004 Stock Incentive Plan and the outstanding Awards thereunder to reflect the October 31, 2008 10-1 reverse stock split in connection with the Merger. In the event of a merger, liquidation or other reorganization event (as defined in the 2004 Stock Incentive Plan), the board of directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the reorganization event or to provide for a cash out of the value of any outstanding options. Except as otherwise set forth in the instrument evidencing the applicable Award, if a participant’s employment with Cornerstone Therapeutics is terminated without cause by us or an acquiring or successor company or with good reason by the participant (as each of those terms is defined in the 2004 Stock Incentive Plan) before the first anniversary of the occurrence of a change in control event (as defined in the 2004 Stock Incentive Plan), then vesting of all options or restricted stock Awards held by such participant shall be accelerated by two years so that they will become exercisable or vested as if the participant had continued to be employed during the two year period following termination. In the case of other stock based Awards, such as stock appreciation rights, the board of directors may specify the effect of a change in control event at the time of the grant.

Amendment or Termination

No Award may be made under the 2004 Stock Incentive Plan after April 7, 2014, but Awards previously granted may extend beyond that date. The board of directors may at any time amend, suspend or terminate the 2004 Stock Incentive Plan, except that no Award designated as subject to Section 162(m) of the Internal Revenue Code by the board of directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by our stockholders.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2004 Stock Incentive Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all Awards granted under the 2004 Stock Incentive Plan are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to Cornerstone Therapeutics

There will be no tax consequences to Cornerstone Therapeutics except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

PROPOSAL THREE — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

Although stockholder approval of the selection of Grant Thornton LLP is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our board of directors will reconsider its selection of Grant Thornton LLP.

Grant Thornton LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2008. Representatives of Grant Thornton LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Board Recommendation

The board of directors recommends a vote “FOR” the ratification of the selection of Grant Thornton LLP as Cornerstone Therapeutics Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

OTHER MATTERS

Our board of directors has no knowledge of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy on such matters as determined by a majority of our board of directors.

SOLICITATION OF PROXIES

We will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s). A proxy may also be revoked by a stockholder if the stockholder attends the meeting and votes in person, timely submits another signed proxy card bearing a later date or timely submits new voting instructions by telephone or over the Internet.

STOCKHOLDER PROPOSALS

In order to be included in proxy material for our 2010 annual meeting of stockholders, stockholders’ proposed resolutions must be received by us at our principal executive offices, Cornerstone Therapeutics Inc., Attn: Corporate Secretary, 1255 Crescent Green Drive, Suite 250, Cary, North Carolina 27518, no later than December 25, 2009. However, if the date of the 2010 annual meeting is changed by more than 30 days from the date of the first anniversary of the 2009 annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy statement for the 2010 annual meeting. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Corporate Secretary.

In addition, our bylaws require that we be given advance notice of stockholder nominations for election to the board of directors and of other matters that stockholders wish to present for action at an annual meeting of stockholders, other than matters included in our proxy statement. The required notice must be in writing and received by our corporate secretary at our principal offices in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. The date of our 2010 annual meeting of stockholders has not yet been established, but assuming it is held on May 28, 2010, in order to comply with the time periods set forth in our bylaws, appropriate notice for the 2010 annual meeting would need to be provided to our Corporate Secretary no earlier than January 28, 2010 and no later than February 27, 2010.

DIRECTIONS TO OUR ANNUAL MEETING AT THE UMSTEAD HOTEL AND SPA

From Durham, NC or points West, including RDU Airport, please take I-40 East toward Raleigh and then take exit 287 which is North Harrison Avenue. Turn right onto North Harrison Avenue. At your first traffic light, turn left onto SAS Campus Drive. The Umstead Hotel and Spa, 100 Woodland Pond is the first road on your left.

From Raleigh, NC or points East, please take I-40 West toward Durham/Chapel Hill and then take exit 287 which is North Harrison Avenue. Turn left onto North Harrison Avenue. At your second traffic light, turn left onto SAS Campus Drive. The Umstead Hotel and Spa, 100 Woodland Pond is the first road on your left.

If you need additional directions, please call 1-888-466-6505, and we will be glad to direct you to the annual meeting location.

By order of the Board of Directors,

Scott B. Townsend, Esq.
Secretary

Cary, North Carolina
April 24, 2009

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE BY PROXY OVER THE INTERNET, BY TELEPHONE OR BY MAIL. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS OR VOTED BY PROXY OVER THE INTERNET OR BY TELEPHONE

Appendices

Appendix A	Cornerstone Therapeutics Inc. 2004 Stock Incentive Plan, as amended and restated.*

*	We intend to register the additional shares of our common stock provided for by the 2004 Stock Incentive Plan, as amended and restated, as soon as practicable after May 28, 2009.

APPENDIX A

CORNERSTONE THERAPEUTICS INC.
2004 STOCK INCENTIVE PLAN
(as Amended and Restated May [     ,] 2009)

1.	Purpose

The purpose of this 2004 Stock Incentive Plan (the “Plan”) of Cornerstone Therapeutics Inc., a Delaware corporation (the “Company,” and formerly known as Critical Therapeutics, Inc.), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors (including persons who have entered into an agreement with the Company under which they will be employed by the Company in the future) are eligible to be granted options, restricted stock awards, stock appreciation rights or other stock-based awards (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant.”

3.	Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 10, Awards may be made under the Plan for up to the number of shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:

(1) 1,454,000 shares of Common Stock; plus

(2) 13,256 shares representing the shares of Common Stock reserved for issuance under the Critical Therapeutics, Inc. 2000 Equity Incentive Plan, as amended, and the Critical Therapeutics, Inc. 2003 Stock Incentive Plan, as amended (the “Existing Plans”), that remained available for grant under the Existing Plans immediately prior to the closing of Critical Therapeutics, Inc.’s initial public offering; plus

(3) an annual increase to be added on the first day of each of the Company’s fiscal years beginning January 1, 2006 and ending on the second day of fiscal year 2014, which increase shall be determined by the Board for each fiscal year prior to the first day of such fiscal year (by vote of a majority of the independent directors, following a recommendation by the Compensation Committee of the Board or any other Committee designated by the Board); provided, however, that the amount determined by the Board may not exceed the lesser of (i) 133,333 shares of Common Stock and (ii) 4% of the outstanding shares of Common Stock on the first day of such fiscal year.

Notwithstanding the foregoing, no more than 80,000 shares of Common Stock (subject to adjustment under Section 10) or such other number of shares of Common Stock as may be determined by vote of a majority of the independent directors, following a recommendation by the Compensation Committee of the Board or any other Committee designated by the Board, may be issued pursuant to all Awards other than Options and SARs (each as hereinafter defined). Furthermore, notwithstanding clause (3) above, in no event may the number of shares available under this Plan be increased as set forth in clause (3) to the extent such increase, in addition to any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans, would result in the total number of shares then available for issuance under all employee and director stock plans exceeding 30% of the outstanding shares of the Company on the first day of the applicable fiscal year.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit.  Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 500,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Cornerstone Therapeutics Inc., any of Cornerstone Therapeutics Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as hereinafter defined) at the time the Option is granted.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to pay promptly to the Company the exercise price and any required tax withholding;

(3) if provided for in the option agreement or approved by the Company in its sole discretion, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant at least six months prior to such delivery and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) if provided for in the option agreement or approved by the Company in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(h) Repricing of Options.  The Board (by vote of a majority of the independent directors, following a recommendation by the Compensation Committee of the Board or any other committee designated by the Board) shall have the authority, at any time and from time to time, with the consent of the affected Participants, to amend any or all outstanding Options granted under the Plan to provide an Option exercise price per share which may be lower or higher than the original Option exercise price, and/or cancel any such Options and grant in substitution therefor other Awards, including new Options, covering the same or different numbers of shares of Common Stock having an Option exercise price per share which may be lower or higher than the exercise price of the canceled Options; provided, however, that the Board may not engage in any such repricing of Options with respect to Options then held by officers or directors of the Company.

6.	Reserved.

7.	Stock Appreciation Rights.

(a) Nature of Stock Appreciation Rights.  A Stock Appreciation Right, or SAR, is an Award entitling the holder on exercise to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants.  Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Rules Applicable to Tandem Awards.  When Stock Appreciation Rights are expressly granted in tandem with Options, the Stock Appreciation Right and the related Options will be exercisable only at such time or times and on such conditions as the Board may specify in the SAR Award or the related Option.

(2) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise.  Any exercise of a Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Board.

8.	Restricted Stock

(a) Grants.  The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

9.	Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the amount of the annual increase in the number of securities available under this Plan set forth in Section 4(a)(3)(i), (iii) the limit on the number of securities available under this Plan for Awards other than Options and SARs set forth in Section 4(a), (iv) the per-Participant limit set forth in Section 4(b), (v) the number and class of securities and exercise price per share subject to each outstanding Option, (vi) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vii) the share- and per-share-related provisions of each outstanding Stock Appreciation Right and Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization and Change in Control Events.

(1) Definitions:

(A) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property;

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(iii) any liquidation or dissolution of the Company.

(B) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company; or (B) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition;

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Voting Securities immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv) the liquidation or dissolution of the Company.

(C) “Good Reason” shall mean any material reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 30 miles from its location immediately prior to such Reorganization Event or Change in Control Event.

(D) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company, or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(2) Effect on Options.

(A) Reorganization Event.  Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, if (i) such Reorganization Event also constitutes a Change in Control Event, and (ii) if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation (the date of such termination being referred to as, the “Participant Termination Date”), then the vesting of all Options then held by a Participant shall automatically be accelerated by two years so that such Options shall immediately become vested and exercisable with respect to the number of shares of Common Stock covered by such Options that would otherwise have been vested as of the second anniversary of the Participant Termination Date if the Participant continued to be employed by the Company for such period. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(B) Change in Control Event that is not a Reorganization Event.  Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s Participant Termination Date occurs, then the vesting of all Options then held by a Participant shall automatically be accelerated by two years so that such Options shall immediately become vested and exercisable with respect to the number of shares of Common Stock covered by such Options that would otherwise have been vested as of the second anniversary of the Participant Termination Date if the Participant continued to be employed by the Company for such period.

(3) Effect on Restricted Stock Awards.

(A) Reorganization Event that is not a Change in Control Event.  Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(B) Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s Participant Termination Date occurs, then the vesting schedule of any such Restricted Stock Award shall automatically be accelerated by two years so that the number of shares that would otherwise have vested and become free from conditions or restrictions on or prior to the second anniversary of the Participant Termination Date if the Participant had continued to be employed by the Company for such period shall immediately become free from conditions or restrictions as of the Participant Termination Date.

(4) Effect on Stock Appreciation Rights and Other Stock Unit Awards.  The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

11.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Option intended to be an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e) Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. If provided for in an Award or approved by the Company in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award.  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Deferrals.  The Board may permit Participants to defer receipt of any Common Stock issuable upon exercise of an Option or upon the lapse of any restriction applicable to any Restricted Stock Award, subject to such rules and procedures as it may establish.

(j) Share Issuance.  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the Board may provide for the issuance of such shares on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Common Stock is traded.

12.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants.  The Board may, without amending the Plan, modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

* * *

Approved by the Board of Directors on
April 13, 2009

Approved by the Stockholders on [May   ], 2009

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

						FOR	AGAINST	ABSTAIN
1.	To elect the following two (2) nominees as Class II Directors of the Company:	FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)	2.	To approve the Company’s 2004 Stock Incentive Plan, as amended and restated, to, among other things, increase the number of shares authorized for issuance thereunder and increase the number of shares that may be granted to a participant in a calender year.
						☐	☐	☐
						FOR	AGAINST	ABSTAIN
NOMINEES: 01 Christopher Codeanne 02 Michael Enright	☐	☐	☐	3.	To ratify the selection by the Audit Committee of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write the name of the nominee on the line below:					The proxies are authorized to vote in accordance with the determination of a majority of the board of directors as to any other matters which may properly come before the Annual Meeting or any adjournment thereof.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Signature	Signature	Date	,	2009

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving title as such. if signer is a partnership, please sign in partnership name by an authorized person.

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Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time on May 27, 2009.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/CRTX Use the internet to vote your proxy. Have your proxy card in hand when you access the web site	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PROXY
CORNERSTONE THERAPEUTICS INC.
1255 CRESCENT GREEN DRIVE, SUITE 250
CARY, NORTH CAROLINA 27518
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2009
     The undersigned, revoking all prior proxies, hereby appoints Craig A. Collard, David Price and Scott B. Townsend, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Cornerstone Therapeutics Inc. (the “Company”) held of record by the undersigned on March 30, 2009 at the Annual Meeting of Stockholders to be held on May 28, 2009 at 2:00 p.m. and any adjournments thereof. The undersigned hereby directs Craig A. Collard, David Price and Scott B. Townsend to vote in accordance with the determination of a majority of the board of directors as to any other matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting receipt of which is hereby acknowledged, and to act on the matters set forth in such Notice as specified by the undersigned.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THE PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING.
(Continued and to be signed, on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
Dear Stockholder:
Please take note of the important information enclosed with this proxy card. There are matters related to the operation of Cornerstone Therapeutics Inc. that require your prompt attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.
Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign and date the card, detach it and return your proxy in the enclosed postage-paid envelope. Thank you in advance for your prompt consideration of these matters.
Sincerely,
Cornerstone Therapeutics Inc.
Your vote is important. Please vote immediately.
ANNUAL MEETING OF STOCKHOLDERS OF
CORNERSTONE THERAPEUTICS INC.
May 28, 2009
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.